As filed with the Securities and Exchange Commission on April __, 2000
                                                       Registration No. 333-____

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   -----------
                        PRE-EFFECTIVE AMENDMENT NO. 1 ON
                       FORM S-3 REGISTRATION STATEMENT ON

                                    FORM SB-2
                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                                   -----------

                                KIDS STUFF, INC.
             (Exact name of Registrant as specified in its charter)


                  Delaware                                       5961                                      34-1843520
         (State or jurisdiction of                   (Primary Standard Industrial                       (I.R.S. Employer
       incorporation or organization)                Classification Code Number)                      Identification No.)

                                Kids Stuff, Inc.
                            7835 Freedom Avenue, N.W.
                            North Canton, Ohio 44720
                    (Address of principal place of business)

                   William L. Miller, Chief Executive Officer
                                Kids Stuff, Inc.
                            7835 Freedom Avenue, N.W.
                            North Canton, Ohio 44720
                                1 (330) 492-8090

     (Name, address, and telephone number of principal executive offices and agent for service)

                                   Copies to:

                               Steven Morse, Esq.
                                Lester Morse P.C.
                               111 Great Neck Road
                           Great Neck, New York 11021
                                 (516) 487-1446
                              (516) 487-1452 (Fax)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed
                                                        Proposed        maximum
                                                        maximum         aggregate
Title of Securities to be       Amount to be            offering price  offering        Amount of
registered                      registered(1)           per share (2)   price(2)        registration fee

Common stock, par value
$.001 per share                 270,000 shares          $2.30           $621,000        $172.64(3)

     (1) Includes the resale of 270,000 shares of Common stock, par value $.001 per share, which are issuable upon exercise of a like number of Common stock Purchase Options.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

     (3) Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion

                              Dated April __, 2000
                                                                      Prospectus

                                KIDS STUFF, INC.

                         270,000 Shares of Common stock

         In a private transaction on January 6, 2000, we issued options to purchase our common stock at $.54 per share to National Financial Communications Corp., a consultant. Under this prospectus, the consultant as Selling Security Holder is offering the resale of shares of our common stock that it may purchase upon exercising the options. The Selling Security Holder's plan of distribution is described under "Selling Security Holder." The expenses of this offering, estimated at $40,000 are being paid by us.

         Our common stock is quoted on the OTC Electronic Bulletin Board and traded under the symbol "KDST."

         Our principal executive offices are located at 7835 Freedom Avenue N.W., North Canton, Ohio 44720, and our telephone number is (330) 492-8090.

         See "Risk Factors" beginning on page 5 for a discussion of certain material factors that you should consider in connection with an investment in our common stock.

                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is _________, 2000

                                TABLE OF CONTENTS

Where You Can Find More Information.............................................................2
Prospectus Summary..............................................................................3
Risk Factors....................................................................................4
Use of Proceeds.................................................................................7
Dividend Policy.................................................................................7
Market Information..............................................................................7
Management's Discussion and Analysis
 and Results of Operations......................................................................9
Business.......................................................................................14
Management.....................................................................................23
Executive Compensation.........................................................................26
Security Ownership of Certain Beneficial
 Owners an Management..........................................................................33
Certain Transactions...........................................................................34
Selling Security Holder........................................................................35
Description of Securities......................................................................37
Unregistered Shares Eligible for
   Immediate and Future Sales..................................................................40
Legal Matters..................................................................................41
Experts........................................................................................41


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

                               PROSPECTUS SUMMARY

         This summary highlights some of the information in this prospectus. It may not contain all the information that is important to you. To understand this offering fully, you should carefully read the entire prospectus and documents incorporated by reference.

         Kids Stuff, a Delaware corporation, is a specialty direct marketer which publishes four catalogs and maintains a web site which emphasizes children's hardgood products from prenatal to age three. Our publications are "Perfectly Safe," "Jeannie's Kids Club," "The Natural Baby," and "Little Feet." Our web site is accessible at www.kidsstuff.com or on Yahoo!(R) Shopping (http://shopping.yahoocom) a popular one-stop Internet shopping service and part of Yahoo!(R)s branded network of global Internet properties. We also maintain a retail store for the sale of products not sold through our catalogs and web site. Our principal executive offices are located at 7835 Freedom Avenue N.W., North Canton, OH 44720; our telephone number is (330) 492-8090.

                                  The Offering

Common stock to be resold by
Selling Security Holder
upon exercise of Options                                      270,000 Shares

Common stock outstanding

before offering                                               3,520,856 Shares

Securities to be outstanding after the offering assuming all options to purchase
270,000 shares granted to Selling Security Holder are exercised but not including 470,000 shares of common stock subject to outstanding stock options held by our officers, directors and employees. :

     Common Stock                                             3,790,856 shares
     Class A Common Stock Purchase Warrants                   2,400,000 warrants
     Series A Non-Convertible Preferred Stock                 5,000,000 shares
     Series 1 Preferred Stock                                 460,000 shares
     Series 1 Preferred Stock Purchase Warrants               920,000 warrants
     Common Stock Purchase Options                            470,000 options

OTC Bulletin Board Symbols:
  Common stock                                                KDST
  Class A Warrants                                            KDSTW
  Series 1 Preferred Stock                                    KDSPP
  Series 1 Preferred Warrants                                 KDSPW


                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

We have a history of losses and limited profitability.

         Except for a net income of $48,059 and $50,097 for 1999 and 1997, respectively, we incurred net losses of $35,788, $521,640 and $536,992 for 1998, 1996 and 1995, respectively. We can not guarantee that we will have future profitability.

We may need additional capital.

         Kids Stuff expects to make significant cash outlays for the foreseeable future to fund our growth and to meet Kids Stuff's debt obligations. If our cash from operations is less than projected, we will require additional equity or debt financing in amounts that could be substantial. The type, timing and terms of financing we may select will depend upon our cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. We cannot guarantee that we will be able to find any such sources at any given time on favorable terms.

There are risks associated with increases in postage and paper.

         Postal rates and paper costs affect the cost of our order fulfillment and catalog and promotional mailings. We rely heavily on the rate structure of the United States Postal Service and strive for discounts for bulk mailings. Like others in the catalog industry, Kids Stuff passes along a significant portion of our shipping and handling expense, but does not pass along costs of preparing and mailing catalogs and other promotional materials. In recent years, the Postal Service has increased its rate for both the mailing of catalogs and packages. In January 1995 and January 1999, the Postal Service increased the postage rate paid by Kids Stuff by approximately 14% and 3%, respectively. Since 1994, United Parcel Service has annually increased its rates. The price of paper is dependent upon supply and demand in the marketplace. From January 1993 through December 1995, the price of paper available to us increased 95%, resulting in increased catalog production costs and contributing to operating losses in 1995. Any future significant increases in postal rates or paper costs could have a material adverse effect on our business, financial condition and results of operation.

We need to obtain new customers to maintain our growth.

         We rely on catalog circulation as the principal method of acquiring new customers for our catalogs by exchanging, renting and/or purchasing mailing lists. Recently, we have opened a retail store to feature our children's clothing and other merchandise which have not been sold through our catalogs and a web site for the retail sale of our products. We are dependent upon obtaining new customers through these sales efforts to replace customers whose children have outgrown the usefulness of our products. Our business is subject to the risk that these efforts to obtain new customers will be unsuccessful and/or cost prohibitive.

Our business is subject to possible change of state sales tax laws.

         Under current law, catalog retailers are permitted to make sales in states where they do not have a physical presence without collecting sales tax. The United States Congress has the power to change these laws. Since 1987, legislation has been introduced periodically in Congress which would permit states to require sales tax collection by mail order companies. To date, this proposed legislation has not been passed. Should Congress, however, pass such legislation in the future, most states could be expected to require sales tax collection by out-of-state mail order companies. This would increase the cost of purchasing our products in those states and eliminate whatever competitive advantage we may currently enjoy with respect to in-state competitors in terms of sales taxation, as well as increasing the administrative and overhead costs in connection with the collection of such sales tax.

Our business is subject to regulatory risks.

         Our business, and the catalog industry in general, is subject to regulation by a variety of state and federal laws relating to, among other things, advertising and sales taxes. The Federal Trade Commission regulates our advertising and trade practices and the Consumer Product Safety Commission has issued regulations governing the safety of the products which we sell in our catalogs. We cannot guarantee that the rules and regulations of the foregoing commissions will continue to support our operations as we presently conduct them and plan to conduct them in the future.

Our business is subject to intense competition.

         Our mail order catalog , retail clothing outlet and Internet businesses are highly competitive. These operations compete with other mail order catalogs, retail stores and web sites, including those operated by department stores, specialty stores, discount stores and mass merchants. Many of our competitors have greater financial, distribution and marketing resources than us. We cannot guarantee that Kids Stuff will be able to compete effectively with existing and potential competitors.

We are dependent upon our key personnel.

         We are dependent on the efforts of William L. Miller, Chief Executive Officer, Jeanne E. Miller, President, and a group of employees with technical and business knowledge regarding catalogs and operations. If we lose the services of one or more of these individuals, it could materially and adversely affect our business and our future prospects. Although we maintain $1,000,000 key man life insurance on each of William L. Miller and Jeanne E. Miller, such insurance may not be adequate to protect Kids Stuff from a loss of their services. Our future success will also depend on our ability to attract and retain additional management and key personnel required in connection with the growth and development of our business. If we fail to retain or attract such key personnel, there could be a material adverse impact on our business, financial condition and operations.

Our business is subject to possible conflicts of interest involving William L. Miller as Chief Executive Officer of Kids Stuff and other related companies.

     William L. Miller is Chief Executive Officer of both The Havana Group, Inc. and Duncan Hill, Inc., a principal stockholder of both Kids Stuff and Havana. Conflicts of interest could potentially develop as follows:

          o to the extent that Mr. Miller is not able to devote his full-time and attention to a matter that would otherwise require the full-time and attention of a business' chief executive officer,

          o involving competition for business opportunities,

          o involving transactions between Kids Stuff and Mr. Miller and/or his affiliated companies, and

          o due to the relationship between Mr. Miller and Jeanne Miller as husband and wife and as directors of Kids Stuff.

         Kids Stuff has not adopted any procedure for dealing with such conflicts of interest, except that Kids Stuff's board of directors has adopted a policy that all new transactions between Kids Stuff and Duncan Hill, Havana or any other affiliated company must be approved by at least a majority of our disinterested directors.

Employment contracts of two executive officers contain potential adverse severance compensation.

         Employment contracts of William L. Miller and Jeanne E. Miller contain severance compensation to be paid to them in all instances other than the executive's termination for cause. The minimum amount of such severance will be equal to the sum of the executive's salary and bonus paid in the year preceding the year when such severance is to be paid. The maximum amount of such severance is equal to the base severance multiplied by 2.99. The payment of any severance compensation under any of the two employment agreements within the foreseeable future would likely have a materially adverse impact upon Kids Stuff.

We are dependent upon our data processing and telephone system.

         Our ability to effectively promote products, manage inventory, efficiently purchase, sell and ship products, and maintain cost-effective operations are each dependent upon the accuracy, capability and proper utilization of our data processing and telephone systems. We will need to enhance the capacity and capabilities of these systems from time to time to support our anticipated growth and remain competitive. Our telemarketing, customer service and management information systems functions are housed in a single facility located at our headquarters. We have a disaster recovery program through our computer and telephone systems vendors. We also create a back-up tape for off-site storage of our customer list and computer information. However, a significant disruption or loss affecting the telephone or computer systems or any significant damage to our headquarters could have a material adverse effect on our business.

All stockholders matters are controlled by Duncan Hill.

     Duncan Hill, Inc. owns over 80% of our outstanding voting capital stock. As a result, Duncan Hill will remain in a position to effectively elect all of our directors and control our affairs and policies.

There is a limited public market for our common stock.

     Our common stock is traded in the OTC Electronic Bulletin Board under the symbol "KDST" and there is a limited public market for our common stock. We cannot guarantee that a liquid and established public market for our common stock will develop. If an established market does not develop, the market price and liquidity of our common stock may be adversely affected. Future sales of substantial amount of our common stock, or the perception that such sales may occur, could adversely affect the value of our common stock and could impair our ability to raise additional capital in the future through the sale of equity securities.

                                 USE OF PROCEEDS

     The expenses of this offering are estimated to cost $40,000. These expenses are being paid by us. Except for the exercise price of $.54 per share that may be received by us upon the exercise of options, we will not receive any proceeds from the Selling Security Holder's resale of the shares of common stock issuable upon exercise of options.

                                DIVIDEND POLICY

     We have not declared or paid any dividends on our common stock since the date of our inception. We intend to retain any earnings to support the growth and development of our business and we have no present intention of paying dividends on our common stock in the foreseeable future. On April 6, 2000, we declared a dividend on its Series 1 Preferred Stock of $.403 per share to record holders on the close of business on April 7, 2000 payable on April 28, 2000 in our common stock on the basis of .2264 of a share of common stock for each share of Series 1 Preferred Stock.

                               MARKET INFORMATION

     In June 1997, we sold units to the public consisting of two shares of common stock and eight Class A Warrants. Our common stock and Class A Common Stock Purchase Warrants have been quoted since June 1997 on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the symbols "KDST" and "KDSTW, respectively." Each Class A Warrant entitles the holder to purchase one share of Common stock at an exercise price of $5.00 per share until the close of business on June 26, 2002. As of April 17, 2000 at 4:00 P.M. Eastern Standard Time, the last sale price of the common stock and Class A Warrants in the over-the-counter market were $1.1875 and $.16, respectively. The following table reflects the high and low sales prices for our Common stock and Class A Warrants for the periods indicated as reported by the NASD.

                                  Common stock

                                                                        High                             Low
                                                                        ----                             ---
         Fiscal Year Ended December 31, 1998:
         -----------------------------------
              First Quarter                                            $6.50........................... $3.63
              Second Quarter                                            5.14.............................2.38
              Third Quarter                                             4.50.............................2.13
              Fourth Quarter                                           3.25..............................1.88

         Fiscal Year Ended December 31, 1999:
         -----------------------------------
              First Quarter                                            $4.00........................... $2.63
              Second Quarter                                             3.50............................1.75
              Third Quarter                                             2.25.............................1.00
              Fourth Quarter                                            2.25...............................44

                                                Class A Warrants

         Fiscal Year Ended December 31, 1998:
         -----------------------------------
              First Quarter                                            $2.25..  ........................$ .25
              Second Quarter                                             1.75..............................50
              Third Quarter                                                .81.............................09
              Fourth Quarter                                              .75............................ .13


         Fiscal Year Ended December 31, 1999:
         -----------------------------------
              First Quarter                                            $ .94..  ........................$ .22
              Second Quarter                                              .75  ............................19
              Third Quarter                                               .38............................ .13
              Fourth Quarter                                              .28..............................06

          The quotations in the tables above reflect inter-dealer prices without retail markups, markdowns or commissions.

         In March 1999, we completed a public offering of securities through Fairchild Financial Group, Inc. In the offering, we sold 600,000 Units at the public offering price of $5.50 per Unit . Each Preferred Unit consisted of one share of Series 1 Preferred Stock and two Series 1 Preferred Stock Purchase Warrants. Commencing September 3, 2000, each share of Series 1 Preferred Stock is convertible into two shares of common stock. Commencing September 3, 2000, each Preferred Warrant entitles the holder to purchase one share of Series 1 Preferred Stock at an exercise price of $6.00 per share until the close of business on March 3, 2002. The Preferred Units, Series 1 Preferred Stock and Series 1 Preferred Stock Warrants commenced trading on the OTC Electronic Bulletin Board on March 4, 1999 under the symbols, "KDSPU," "KDSPP" and "KDSPW," respectively. As of the close of business on February 29, 2000, the closing sales prices of the Series 1 Preferred Stock and Preferred Warrants were $3.75 and $.84, respectively.

                                 Preferred Units

         Fiscal Year Ended December 31, 1999:                       HIGH                                LOW
         -----------------------------------
              March 1999                                            $9.25..............................$7.00
              Second Quarter                                         8.88.............................  7.75

                                 Preferred Stock

         Fiscal Year Ended December 31, 1999:                       HIGH                                LOW
         -----------------------------------
              March 1999                                            $7.00..............................$6.00
              Second Quarter                                         7.38.............................. 6.75
              Third Quarter                                          7.13...............................4.81
              Fourth Quarter                                         6.25...............................1.00



                               Preferred Warrants

         Fiscal Year Ended December 31, 1999:                        HIGH                                LOW
         -----------------------------------
              March 1999                                            $1.13..............................$1.00
              Second Quarter                                         1. 25.............................. .88
              Third Quarter                                          1.50............................... .47
              Fourth Quarter                                         1.44.................................06

          The quotations in the tables above reflect inter-dealer prices without retail markups, markdowns or commissions.

          We had 17 and 3 record holders of its Common stock and Series 1 Preferred Stock, respectively, as of April 6, 2000 as reported by its transfer agent (American Stock Transfer & Trust Company). The foregoing does not include beneficial holders of our common stock which are held in "street name" (i.e. nominee accounts such as Depository Trust Company).

           MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

1999 versus 1998

     Our total net sales for 1999 increased $2,557,087, or 18.0%, to $16,729,951, compared with $14,172,864 for 1998. Net sales include sales from merchandise, Jeannie's Kids Club memberships, shipping and handling charges, and mailing list rentals.

     The increase in sales is mainly attributable to The Natural Baby Catalog, which recorded 1999 sales of $6,833,300 compared with $6,188,586 in 1998. The Natural baby Catalog accounted for 25% of our overall sales increase.

     The net sales of the Perfectly Safe Catalog increased to $6,100,254 in 1999 compared with $4,932,732 in 1998. This increase is attributable to improved catalog sales which permitted a 4.4% decrease in catalog circulation from 2,804,194 catalogs mailed in 1999 compared with 2,933,037 catalogs mailed during 1998 while increasing the sales per catalog ratio. The increases in sales of The Natural Baby Catalog and Perfectly Safe Catalog were partially offset by a decrease in net sales of Jeannie's Kids Club Catalog, which decreased to $2,833,292 in 1999 compared with $3,051,546 for 1998. Cost of sales, as a percentage of net sales, decreased from 61.5% for 1998 to 60.1% for 1999.

     Selling expenses, which consist of advertising and other marketing related expenses of Kids Stuff expressed as a percentage of sales, increased from 28.0% for 1998 to 29.7% for 1999. The increase was due to higher catalog cost as a component of our advertising expense.

     General and administrative expenses were $1,603,808, or 9.6% of net sales, for 1999, and $1,486,889, or 10.5% of net sales, for 1998. The decrease in administrative expense was attributable to decreased wages and related costs of employment due to company cost control measures.

     Effective January 1, 1998, our affiliate, The Havana Group, Inc. entered into an agreement with us whereby we provided administrative functions to Havana at an annual cost of $206,100 consisting of: $34,000 for accounting and payroll services, $51,600 for administration and human resource management, $34,900 for data processing, $32,200 for office equipment and facilities use, $38,100 for merchandising and marketing services, $15,300 for purchasing services and $2.40 per order processed for order fulfillment. While management believes these fees would represent actual costs should Havana undertake to provide these services itself, cancellation or modification of the agreement would have had the impact of altering our general and administrative expense structure.

     Total costs charged to Havana in 1999 and 1998 amounted to $225,086 and $293,432, respectively. At January 1, 1999, the agreement was modified and extended on a month-to-month basis as Havana began to incur direct costs for its administrative functions. Havana pays us an accounting, data processing, and administrative charge of $15,000 per year plus $1.75 per order processed for shipment for warehouse services. Havana was also obligated to pay 5% of its 1999 pretax profits to us in connection with these services, however Havana had no pre-tax profits for 1999. This agreement is still in effect, but Havana has started providing some of these services directly themselves.

     Our net profit for the year ended December 31, 1999 was $48,059 or 0.3% of net sales, compared to a net loss of $35,788, or 0.3% of net sales for the same period of 1998. We attribute this change primarily to decreased general and administrative expenses, with slightly lower than expected cost of sales.

Liquidity and Capital Resources

         In March 1999, we completed a public offering of securities through Fairchild Financial Group, Inc. In the offering, Kids Stuff sold 460,000 Units at the public offering price of $5.50 per Unit. Each Preferred Unit consisted of one share of Series 1 Preferred Stock and two Series 1 Preferred Stock Purchase Warrants. Kids Stuff realized net proceeds of approximately $1,950,000 from this Offering.

     In July 1999 Kids Stuff obtained a new credit facility from Bank One, N.A. Bank One extended a 24 month revolving credit line in the amount of $500,000, bearing interest at prime plus 1%. Additionally, Bank One extended a 60 month term loan to Kids Stuff for $300,000, bearing interest at 8.78%. Kids Stuff's previously outstanding $800,000 line of credit was retired with the proceeds of the new borrowings. The new loans are secured by the assets of Kids Stuff, a third mortgage on Kids Stuff's real estate, cross collateralization of life insurance on the lives of Mr. And Mrs. Miller, and carry unconditional and unlimited guarantees of Mr. William Miller and Mrs. Jeanne Miller.

         In July 1999, Kids Stuff finalized an agreement to purchase a building located in North Canton, Ohio, which will serve as the office and warehouse facilities for Kids Stuff and Duncan Hill and temporary facilities for Havana. The purchase price of the building was $2,200,000. The purchase was partially financed through a commercial real estate loan from Bank One, N.A. in the amount of $1,690,000. The loan has a 20 year amortization period with an expiration date of July 7, 2009, and carries a variable interest rate based upon the 30 day LIBOR plus 2.75%. The rate of interest at September 30, 1999 was 8.78%. The loan is secured by a first mortgage on Kids Stuff's real estate, guaranteed by Duncan Hill, Inc., Mr. William Miller and Mrs. Jeanne Miller, and is cross collateralized with assignment of life insurance.

         At December 31, 1999, Kids Stuff had a deficit in retained earnings of $1,390,312, compared with a deficit of $1,438,371 at December 31, 1998. This change resulted from the 1999 net profit of $48,059. For the year ended December 31, 1999, operating activities provided $10,346 in cash. Funds were provided by a decrease in other assets of $74,351 and non-cash expenses of depreciation and amortization of $337,180. Funds were consumed by inventory increases of $119,090, increases in deferred advertising of $325,398, decreases in accounts payable, customer advances and accrued expenses of $245 and increases in accounts receivable of $6,030. For the year ended December 31, 1999, Kids Stuff's investing activities used $2,823,856 in cash. Property and equipment additions used $2,570,643 for increases in equipment, website development, and the purchase of corporate office warehouse complex. Additionally, Kids Stuff invested $253,213 in catalog development and redesign to alter the format, appearance, design, and presentation of its products.

         For the year ended December 31, 1999, Kids Stuff's financing activities provided $3,647,515 in cash. This consisted of borrowings on long-term debt of $2,740,000 and the sale of Preferred Stock of $1,950,915, partially offset by repayments on its line-of-credit in the amount of $262,000, amounts paid for deferred financing fees of $102,624, and increases in amounts due from affiliates of $93,898.

         For the year ended December 31, 1999, the combined effect of net cash provided by operating activities of $10,346, net cash used by investing activities of $2,823,856, and net cash provided by financing activities of $3,647,515 increased cash from $25,426 at December 31, 1998 to $859,431 at
December 31, 1999.

         At December 31, 1998, Kids Stuff had a deficit in retained earnings of $1,438,371, compared with a deficit of $1,402,583 at December 31, 1997. This change resulted from the 1998 net loss of $35,788. For the year ended December 31, 1998, operating activities provided $120,094 in cash. Funds were provided by increases in accounts payable, customer advances and accrued expenses of $724,861, decreases in accounts receivable of $83,469, and non-cash expenses of depreciation and amortization of $181,932. Funds were consumed by inventory increases of $536,903, increases in deferred advertising of $155,435, and increases in prepaid expenses and other assets totaling $142,042. For the year ended December 31, 1998, Kids Stuff's investing activities used $351,027 in cash. Property and equipment additions used $130,035 for increases in equipment and the establishment of the "Kids Catalog outlet" retail store. Additionally, Kids Stuff invested $220,992 in catalog development and redesign to alter the format, appearance, design, and presentation of its products.

         For the year ended December 31, 1998, Kids Stuff's financing activities provided $154,465 in cash. This consisted of borrowings on its line of credit in the amount of $91,000, increases in prepaid expenses for its anticipated public offering of $77,008, and decreases in amounts due from affiliates of $140,473.

         For the year ended December 31, 1998, the combined effect of net cash provided by operating activities of $120,094, net cash used by investing activities of $351,027, and net cash provided by financing activities of $154,465 decreased cash from $101,894 at December 31, 1997 to $25,426 at December 31, 1998.

         In March 1998, Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use, was issued. The SOP provides guidance on accounting for costs of computer software based on the project stage and other criteria and is effective for financial statements for fiscal years beginning after December 15, 1998. The effect of adopting SOP98-1 was not material.

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets or liabilities on the balance sheet and measurement of those instruments at fair value. Kids Stuff does not anticipate engaging in such transactions, but will comply with requirements of SFAS 133 when adopted. This statement is effective for all fiscal quarters beginning after June 15, 1999. The effect of adopting SFAS 133 was not material.

         Kids Stuff intends to meet its cash requirements over the next 12-15 months from cash generated from operations and proceeds of its March 1999 completed offering.

Year 2000 Issues

         Many existing computer programs use only two digits to identify a year in the date field. There programs were designed and developed without considering the impact of the recent upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. We corrected our computers and the expenditures did not materially adversely impact us.

Forward Looking Statements and Associated Risks

         This prospectus contains forward looking statements which reflect management's current views and estimates of future economic circumstances, industry conditions, company performance and the financial results. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control, including, without limitation, competition and possible future changes to state sales tax laws. Actual results could differ materially from these forward looking statements as a result of changes in the trends in the children's mail order catalog industry, competition, availability and price of goods and other factors. Any changes in such assumptions or factors could produce significantly different results.

                                    BUSINESS

HISTORY OF DUNCAN HILL

     Perfectly Safe, Inc. was formed by Duncan Hill, Inc., a principal stockholder of Kids Stuff in 1990 under Ohio law for the purpose of publishing The Perfectly Safe Catalog, which was acquired from Jeanne Miller, an executive officer and director of Kids Stuff, in January 1990. J. Miller purchased the Perfectly Safe Catalog in 1988 from the catalog's creator. In July, 1995, Perfectly Safe began to publish its second catalog, Jeannie's Kids Club.

         Effective June 30, 1996, Kids Stuff succeeded to the catalog business of Jeannie's Kids Club and Perfectly Safe, Inc. as a result of a reorganization in which Kids Stuff acquired from Duncan Hill, Inc. the assets and liabilities of Perfectly Safe, which was dissolved. Kids Stuff, which was incorporated by Duncan Hill in July 1996, had no operations prior to the reorganization.

         Effective June 30, 1996, Kids Stuff also acquired from Duncan Hill, Inc. the assets used by Duncan Hill to perform the telemarketing, order fulfillment, data processing and administrative functions, so that Kids Stuff could perform those functions itself. Kids Stuff then entered into a six- month transition period ended December 31, 1996 in which telemarketing, data processing, order fulfillment, and administrative functions were transferred from Duncan Hill to Kids Stuff in a manner consistent with the operational requirements of the various subsidiaries of Duncan Hill. During this period certain costs were allocated by Duncan Hill to Kids Stuff, and in return, certain costs were allocated by Kids Stuff to Duncan Hill and its other subsidiaries, depending upon the transition status of the cost area involved. In either case, the costs were allocated pro rata in a manner consistent with Duncan Hill's practices in existence prior to June 30, 1996. The purchase price of Perfectly Safe, Inc. and the aforementioned Duncan Hill assets acquired by Kids Stuff was $2,613,404.

         In July 1997, Kids Stuff acquired the net assets and operations of The Natural Baby Catalog from The Natural Baby Company, Inc., a mail order retailer of children's clothing and toys at a total purchase price of $2,066,829. This acquisition was funded with the net proceeds of Kids Stuff's initial public offering and was accounted for as a purchase.

Kids Stuff's Operations

         Kids Stuff is a specialty direct marketer which publishes two catalogs with an emphasis on children's hardgood products (i.e., products not primarily made from fabrics) from prenatal to age three. Based upon a review of the catalog trade publication called "SRDS Direct Marketing List Service," Kids Stuff believes that its first catalog, "Perfectly Safe, The Catalog For Parents Who Care," is the nation's only catalog devoted to child safety, child-proofing the home, and safety-related products for the family. Since 1990, Kids Stuff has published over 20 million Perfectly Safe catalogs and helped childproof over 350,000 homes.

         During July, 1995 Kids Stuff introduced "Jeannie's Kids Club" catalog to broaden its market through a new direct marketing concept in children's products. Jeannie's Kids Club offers parents who become club members the opportunity of saving up to 60% compared with the same products in other popular children's catalogs. The current annual membership fee is $18.00.

         In July 1997, Kids Stuff acquired The Natural Baby Catalog, its third catalog, The Natural Baby Catalog, which specializes in products made of natural fiber for children from prenatal to age three. The Natural Baby Catalog carries both hardgood products and softgood products (i.e., products primarily made from fabrics).

         In September 1999, Kids Stuff introduced a new catalog called "Healthy Feet" offering over 1,200 selections and sizes of shoes, with an emphasis on ages birth to age six. To support this new venture, Kids Stuff, Inc. mailed 402,000 catalogs to its target audiences. Healthy Feet, a "kids shoe catalog" features quality shoes from brands such as Sketchers, Converse, Keds and Bear Feet.

KIDS CATALOG OUTLET

         Kids Stuff has recently leased a retail store in Canton, Ohio consisting of approximately 3,300 square feet of space. In November 1998, Kids Stuff completed the installation of leasehold improvements and opened the retail store. The retail store, which is named "Kids Catalog Outlet," features Kids Stuff's children's clothing and other merchandise which have not been sold through Kids Stuff's catalogs.

MARKET

         Kids Stuff's market for children's goods is affected by the number of births as well as women in the work force. Kids Stuff believes that a birth rate of an estimated 3.8 million births per year and the high percentage of women in the work force place an emphasis on the convenience and value of shopping by catalog. There can be no assurance that Kids Stuff is correct in such belief.

STRATEGIES

         Kids  Stuff   believes   that  its   expertise  in  the  marketing  and
merchandising of children's products provides the basis for future growth by the use of the following strategies:

         EXPAND THE MEMBERSHIP OF JEANNIE'S KIDS CLUB. Because Jeannie's Kids Club offers popular children's products for up to 60% less than other children's catalogs, Kids Stuff believes that there is a substantial market for this type of home shopping service and an opportunity to substantially increase the membership of Jeannie's Kids Club, which went from inception in July 1995 to over 39,000 current members. Although there are costs associated with acquiring the initial $18 membership fee, the $18 annual renewal of such membership is approximately 90% profit to Kids Stuff. Under the terms of the Jeannie's Kids Club membership, renewals are automatically billed to a member's credit card prior to the expiration of the membership. Kids Stuff intends to continue its marketing efforts to expand Jeannie's Kids Club membership.

         MAINTAIN THE GROWTH OF THE NATURAL BABY CATALOG. Revenues of The Natural Baby Catalog have increased from $3,876,555 in 1992 to $6,833,299 in 1999. Kids Stuff will endeavor to maintain continuity in the merchandising and marketing of this catalog.

         CUSTOMER ACQUISITION PROGRAMS. In the past, Kids Stuff has relied upon catalog circulation as the sole method to acquire new customers. Recently, Kids Stuff has established a web site as described herein to attract new customers and increase sales.

         CATALOG ACQUISITIONS. Kids Stuff believes that, because of the cost driven pressures to consolidate, there may be opportunities to acquire other children's niche catalogs. Kids Stuff, however, has no short term plans to make any further acquisitions and no assurances can be given that any acquisitions will be successfully completed in the future.

         STABILIZE THE PERFORMANCE OF PERFECTLY SAFE. In the past, many of the safety products carried by the Perfectly Safe Catalog were generally hard to find and were not well stocked by retail stores. That is no longer the case. As a consequence of this competition, the inability of Kids Stuff to access certain profitable mailing lists following Kids Stuff's introduction of Jeannie's Kids Club, and the decision of Kids Stuff to devote more of its available resources to building the mailing list and membership base of Jeannie's Kids Club, the future performance of the Perfectly Safe Catalog will be highly dependent upon Kids Stuff's ability to more efficiently obtain new customers through substantially reduced catalog mailings.

MERCHANDISING

         Through its Perfectly Safe Catalog, Kids Stuff emphasizes quality and safety and provides full price merchandise tested by Kids Stuff and backed by a full satisfaction warranty. The Perfectly Safe Catalog currently consists of 40 pages containing approximately 250 products, principally hardgoods, approximately 55% of which directly relates to child safety and child proofing the home, with the balance consisting of safety tested convenience products and toys. Unlike fashion catalogs which change their mix of products offered based upon trends and seasonality, Perfectly Safe retains proven products. The merchandising function for Perfectly Safe is handled by one of Kids Stuff's founders, Jeanne Miller, the author of "The Perfectly Safe Home."

         During 1995, Kids Stuff used its merchandise expertise in children's products to launch its Jeannie's Kids Club Catalog. The target market selected by Kids Stuff is upper income parents who want quality, value and convenience in products for their children. Jeannie's Kids Club Catalog consists of selected popular quality hardgoods products from other children's catalogs offered at discounts of up to 60%. Jeannie's Kids Club Catalog currently consists of 40 pages containing approximately 250 products.

         The Natural Baby Catalog emphasizes alternative hard and softgood products for babies and their parents. The catalog is 48 pages and contains approximately 350 products, all of which are natural fiber, non-toxic and environmentally safe. Approximately 30% of The Natural Baby Catalog product line is exclusive or private label products.

         The ratio between hardgoods to softgoods contained in Kids Stuff's three catalogs is approximately 3:1. Substantially all of the products contained in The Perfectly Safe and Jeannie's Kids Club Catalogs are hardgoods. Kids Stuff continually identifies and tests new product categories that are natural extensions of the core business of its catalogs. Each product and product category is measured for its revenue and profitability, with advertising costs allocated to the product based upon the number of square inches of catalog pages consumed in its presentation. Products are then rated by profitability performance with weaker products either removed or altered in their presentation. Test products are selected based upon the data contained in the analysis of similar or related products, or sales and feature benefits that Kids Stuff's merchandising team feels will appeal to the demographics of the intended catalog customer.

         In September 1999, Kids Stuff introduced a new catalog called "Healthy Feet" offering over 1,200 selections and sizes of shoes, with an emphasis on ages birth to age six. To support this new venture, Kids Stuff, Inc. mailed approximately 402,000 catalogs to its target audiences. Healthy Feet, a "kids shoe catalog" features quality shoes from brands such as Sketchers, Converse, Keds and Bear Feet.

MARKETING

         Kids Stuff serves the children's market at an age where the child changes rapidly and many of the products become functionally obsolete within months of the date of purchase. Kids Stuff's market for its catalog is primarily from prenatal to age three. Kids Stuff maintains proprietary mailing lists of households with an average income in excess of $50,000 per year, a proven history of mail order purchases and a newborn in the house. The number of customers who purchased in 1998 was over 84,000 for Perfectly Safe, and over 21,000 member and non-member buyers for Jeannie's Kids Club. (Non-member buyers are not entitled to purchase Jeannie's Kids Club merchandise at a discount.) Kids Stuff also rents mailing lists which meet Kids Stuff's criteria from outside sources, which consist of independent list compilers, as well as directly from other children's catalogs. Kids Stuff's present cost of renting mailing lists is $.10 per household per use. Kids Stuff believes that The Natural Baby Catalog's mailing list rentals are primarily from certain other children's catalogs based upon a proven history of recent mail order purchases.

         In order to select those households most likely to purchase, Kids Stuff uses a statistical modeling system. Kids Stuff believes that the application of a statistical modeling systems increases the rate of percentage response and profitability of The Natural Baby Catalog, although there can be no assurance that Kids Stuff is correct in such belief.

         Kids Stuff uses a selling strategy built around two basic selling seasons: fall/winter and spring/summer. Each season requires changes of products appropriate to the time period for the life of the catalog. Catalogs are mailed on a monthly basis in approximately equal quantities, with clearance sales advertised on wrappers of selected catalog mailings. Monthly mailing quantities, however, are subject to significant variations due to changes in timing and availability of rental mailing lists. In 1999, the catalog mailings for Perfectly Safe and Jeannie's Kids Club were 2.8 million and 1.5 million, respectively.

         The Natural Baby Catalog uses a selling strategy based upon three basic selling seasons: spring, summer and fall/winter. While catalogs are mailed monthly, lesser quantities are mailed monthly in the period February-June, with quantities increasing during the fall/winter season. The Natural Baby Catalog mailed approximately 4.2 million catalogs during 1999.

         In September 1999, Kids Stuff introduced a new catalog called "Healthy Feet" offering over 1,200 selections and sizes of shoes, with an emphasis on ages birth to age six. To support this new venture, Kids Stuff mailed 402,000 catalogs to its target audiences. Healthy Feet, a "kids shoe catalog" features quality shoes from brands such as Sketchers, Converse, Keds and Bear Feet.

         Due to a continuing increase in catalog advertising costs and the relatively short customer life, Kids Stuff believes that it can no longer afford to use catalog mailings as the sole method of customer name acquisition. Kids Stuff has established a website to advertise and sell its products.

CUSTOMER SERVICE AND TELEMARKETING

         Kids Stuff derives the vast majority of its revenue through orders placed over the telephone and emphasizes superior customer service and friendliness in its sales representatives. Kids Stuff's method of receipt of payment includes major credit cards and checks. Kids Stuff's return policy is unconditional, and provides that if a customer is not satisfied with his or her purchase for any reason, it may be returned within 30 days for a full refund or exchange. If a shipping error has occurred Kids Stuff will issue call tags to pick up merchandise shipped in error and will send a corrected shipment.

         Kids Stuff employs 45 full-time and 5 part-time warehouse customer service and telemarketing employees at March 1, 2000. During 1999, Kids Stuff processed over 444,000 telephone orders, catalog requests and service requirements. Kids Stuff also processes orders, catalog requests and service requests for Havana Group, Inc., an affiliate of Kids Stuff. In January 1998, Kids Stuff contracted with Havana to provide Havana with administrative, executive, and accounting services at an annual cost of approximately $206,100 as outlined below and $2.40 per order processed. Havana was also obligated to pay 5% of its 1998 pre-tax profits to Kids Stuff in connection with these administrative and fulfillment services; however, Havana had no pre-tax profits for 1998. Total costs charged to Havana in 1999 and 1998 amounted to $225,086 and $293,432, respectively. At January 1, 1999, the agreement was modified and extended on a month-to-month basis as Havana began to incur direct costs for its administrative functions. Havana's pay to Kids Stuff an accounting, data processing, and administrative charge of $15,000 per year plus $1.75 per order processed for shipment for warehouse services. Havana is also obligated to pay 5% of its 1999 pretax profits to Kids Stuff in connection with these services, however Havana had no pre-tax profits for 1999. This agreement is still in effect, but Havana has started providing some of these services directly themselves.

FULFILLMENT AND DELIVERY

         Kids Stuff's fulfillment and delivery objective is to provide excellent customer service within a low cost structure. Its fulfillment operations consist of 30,000 square feet of owned facilities in North Canton, Ohio. Orders shipped are individually recorded and posted through the use of barcode scanners, so that sales records and credit card deposits are electronically posted. Kids Stuff's fulfillment center processed approximately 357,000 shipments and 325,000 shipments in 1999 and 1998, respectively.

INVENTORY/PURCHASING

         Kids Stuff conducts its purchasing operations at its general offices in North Canton, Ohio. Each catalog contains several hundred products. Each product is reviewed weekly through the use of computerized reports that provide detailed information regarding inventory value, unit sales, and purchasing delivery times. Products are ordered as required for "just in time" arrival into Kids Stuff's inventory.

PRODUCT SOURCING

         Kids Stuff acquires products for resale in its catalogs from numerous domestic vendors. No single source supplied more than 10% of Kids Stuff's products in 1999.

SEASONALITY

         Perfectly Safe's revenues are not significantly impacted by seasonal fluctuations, as compared to many other retail and catalog operations. The Perfectly Safe customer is believed to be generally the end user of the product so purchases are spread throughout the year, rather than being concentrated between October and December, as are traditional gift purchases. Kids Stuff's limited experience does not indicate that Jeannie's Kids Club's revenues will be subject to significant seasonal fluctuation. Natural Baby Products, a division of Kids Stuff, has a seasonal increase in the fourth quarter. During 1999, 1998 and 1997, The Natural Baby Catalog sales in the fourth quarter were approximately 46%, 28% and 34% of The Natural Baby Catalog total respective 1999, 1998 and 1997 sales.

COMPETITION

         The mail order catalog and retail clothing outlet industries are highly competitive. Kids Stuff's business competes with other mail order catalogs and retail stores, including department stores, specialty stores, discount stores, mass merchants and website stores. Many general and specialty catalog competitors, as well as retail and website stores, have substantially greater financial, distribution and marketing resources than Kids Stuff. There are numerous website stores, general and specialty catalogs selling infants' and children's items. However, based upon type of goods offered, Kids Stuff considers its primary hardgood catalog competition, to be "The Right Start Catalog," "One Step Ahead," "Sensational Beginnings," and "Hand in Hand." "The Right Start Catalog" and "One Step Ahead" have substantially larger revenues than Kids Stuff, even as adjusted to reflect consolidation of the revenues of The Natural Baby Catalog.

         Other mail order catalogs for children's hardgood products which Kids Stuff believes are competitors to a lesser extent are "Current Children's Products," "Troll Learn and Play," "Just for Kids," "Childcraft," "Toys to Grow On," "Hearthsong," "Constructive Playthings," "Music for Little People," "Great Kids," "The Great Kids Company," "Ultimate Baby Catalog," "San Francisco Music Box," "Stork Kit/Bundle of Joy," "Play Fair Toys," "Animal Town," "Alvin and the Chipmunks," "Livonia Catalog," "Plus and Company," "Disney Catalog," "Storybook Heirlooms," and "F.A.O. Schwartz." Many of those catalogs have substantially higher revenues than Kids Stuff.

         Certain catalogs, such as "Hanna Anderson" and "Biobottoms," compete with The Natural Baby Catalog in selected product areas, but do not compete across the entire product line. Other mail order catalogs for children's softgoods products which Kids Stuff believes are competitors of The Natural Baby Catalog to a lesser extent are "Playclothes," "After the Stork," "Talbot's Kids," "Spiegel Children's Clothing," "Brights Creek," "Gymboree," "Eddie Bauer Children's Fashions," and "Spiegel Kids." Kids Stuff believes that many of these catalogs have substantially higher revenues than The Natural Baby Catalog.

         In the past, many of the safety products carried by the Perfectly Safe Catalog were generally hard-to-find, lower price items, such as electrical outlet guards, appliance cord shorteners and appliance door latches. Many of these items are now stocked by retail stores, discount stores and mass merchants.

         In 1995, Kids Stuff experienced a competitive reaction to its introduction of Jeannie's Kids Club Catalog which resulted in three other children's catalogs refusing to exchange with, or rent their mailing lists to, Kids Stuff, resulting in a decrease in sales of the Perfectly Safe Catalog from $5.0 million in 1994 to $4.7 million in 1995. During 1997, Kids Stuff identified other mailing lists which have helped to increase the circulation and revenues of the Perfectly Safe Catalog. Kids Stuff has not experienced such a reaction from its acquisition of The Natural Baby Catalog, although there can be no assurance that such a competitive reaction will not occur in the future, or that such an occurrence would not have an adverse effect upon the profitability of The Natural Baby Catalog.

TRADEMARKS AND TRADE NAMES

         Kids Stuff owns federally registered trademarks: "Perfectly Safe"; "Perfectly Safe, The Catalog For Parents Who Care" with logo; "Perfectly Safe Guarantee" with logo; and, logo. Kids Stuff recently registered its mark, "Jeannie's Kids Club," as a unique identification of its Jeannie's Kids Club Catalog. With the recent acquisition of The Natural Baby Catalog, Kids Stuff acquired the ownership of the trademark "The Natural Baby Co., Inc." with logo, which is a federally registered trademark. There can be no assurance as to the extent of the protection that will be provided to Kids Stuff as a result of having such trademarks and trade names or that Kids Stuff will be able to afford the expenses of any complex litigation which may be necessary to enforce the proprietary rights.

REGULATORY MATTERS

         Kids Stuff's business, and the catalog industry in general, is subject to regulation by a variety of state and federal laws relating to, among other things, advertising and sales taxes. The Federal Trade Commission regulates Kids Stuff's advertising and trade practices and the Consumer Product Safety Commission has issued regulations governing the safety of the products which Kids Stuff sells in its catalogs. No assurances can be given that Kids Stuff will comply with all state and federal laws affecting its business in the future.

         Due to increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. The growth and development of the electronic commerce market may call for initiatives for more stringent consumer protection laws that may impose additional burdens on companies conducting on-line business. Additionally, taxation of Internet use or electronic commerce transactions may be imposed. Any regulation imposing fees for Internet use or electronic commerce transactions could result in a decline in the use of the Internet and the viability of Internet commerce, which could have a material adverse effect on Kids Stuff's business.

         Under current law, catalog retailers are permitted to make sales in states where they do not have a physical presence without collecting sales tax. Kids Stuff believes that it collects sales taxes in states where it is required to do so. However, since 1987, legislation has been introduced periodically in the U.S. Congress which would permit states to require sales tax collection by mail order companies. To date, this proposed legislation has not been passed. Should Congress, however, pass such legislation in the future, most states could be expected to require sales tax collection by out-of-state mail order companies. This would increase the cost of purchasing Kids Stuff's products in those states and eliminate whatever competitive advantage that Kids Stuff may currently enjoy with respect to in-state competitors in terms of sales taxation, as well as increasing the administrative and overhead costs to Kids Stuff in connection with the collection of such sales tax. There can be no assurances given that these state sales tax laws will not be changed in the future to the detriment of Kids Stuff. Kids Stuff has no claims or regulatory matters in process or pending as of April 1, 2000.

PRODUCT LIABILITY INSURANCE

         Since 1990, Kids Stuff's parent, Duncan Hill, has carried product liability insurance for Kids Stuff and Havana. The current coverage is $1 million per occurrence with an aggregate limit of $2 million. The policy is supplemented by an umbrella liability policy providing coverage of an additional $1 million per occurrence, $2 million aggregate. The policies are carried by Duncan Hill, with Kids Stuff and Havana as named insureds. The policies are issued for a period of one year and are currently in effect through September 17, 2000. Kids Stuff may, in the future, procure the same coverage in its name, alone. Although Kids Stuff believes that its present insurance coverage is sufficient for its current level of business operations, there is no assurance that such insurance will be sufficient to cover potential claims, or that adequate, affordable insurance coverage will be available to Kids Stuff in the future. An uninsured successful claim against Kids Stuff or a successful claim in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on Kids Stuff.

EMPLOYEES

         As of January 1, 2000, Kids Stuff had 77 full time employees and 10 part time employees. Of this total, 13 employees or 15% of total full-time employees, hold positions of managers; 56 employees or 64% of the total, hold hourly paid positions. The largest single segment of Kids Stuff's employment is in direct labor involving order entry, customer service, and distribution, where 47 employees or 54% of total Company employment is involved. The work force is non-union, and Kids Stuff does not anticipate a union presence in the foreseeable future.

DESCRIPTION OF PROPERTY.

         Kids Stuff's principal offices, telemarketing center and warehouse are located in North Canton, Ohio. Kids Stuff purchased this facility in July 1999 at a purchase price of $2,200,000. The facility consists of approximately 39,000 square feet of space.

         In August 1998, Kids Stuff entered into a lease for retail space at 4418 Belden Village Street, Canton, OH, containing approximately 3,400 square feet of space. This lease, which amends an earlier lease, has a term expiring December 31, 2002. Kids Stuff will pay a monthly rent of approximately $2,250 commencing 30 days after Kids Stuff takes possession of the premises and the landlord notifies Kids Stuff that the space is ready for occupancy.

LEGAL PROCEEDINGS

         In the normal course of business, Kids Stuff may be involved in various legal proceedings from time to time. Presently, however, Kids Stuff is not a party to any litigation, whether routine or incidental to its business, or otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward- looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that these projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the risk factors described above and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                   MANAGEMENT

Directors and Executive Officers

         The names and ages of the directors and executive officers of Kids Stuff are set forth below:

Name                                   Age                          Position

William  L. Miller (1)                 63                           Chairman of the Board of Directors,
                                                                    Chief Executive Officer, Principal
                                                                    Financial and Accounting Officer,
                                                                    Secretary

Jeanne E. Miller (1)                   52                           President, Director


Clark D. Swisher                       47                           Director

Alfred M. Schmidt                      66                           Director

Debra P. Gibbs                         46                           Director
------------------

(1)      W. Miller and J. Miller are husband and wife.

         The term of office for each of Kids Stuff's directors is one year until their respective successors are elected and shall qualify. Executive officers serve at the pleasure of the Board of Directors.

         The terms of all officers expire at the annual meeting of directors following the annual stockholders meeting. Subject to their contract rights to compensation, if any, officers may be removed, either with or without cause, by the Board of Directors, and a successor elected by a majority vote of the Board of Directors, at any time.

(c)      Business Experience

     WILLIAM L. MILLER, Chairman of the Board, Chief Executive Officer, Principal Financial and Accounting Officer, Treasurer and Secretary of Kids Stuff since its formation in July 1996. Mr. Miller serves as Chairman of the Board, President and Chief Executive Officer of The Havana Group, Inc., a company that sells tobacco and accessory products since December 1997. Previously, he was the sole director and an executive officer of E.A. Carey of Ohio, Inc. from 1984 to December 1997. Mr. Miller had been a director of Perfectly Safe, Inc. and its vice President since it was formed by Duncan Hill, Inc. in 1990 until July 1996. Mr. Miller is President, Founder and a director of Duncan Hill, a company he formed in 1977, Mr. Miller founded the MBI Corporation, which designed and developed packaging machinery (1975-78). Mr. Miller served in executive capacities in the direct marketing industry from 1971 to 1975. He holds a Bachelors Degree in Mechanical Engineering from Purdue University and a Masters Degree in Business Administration from Indiana University

     JEANNE E. MILLER has been a director of Kids Stuff since July 1996, and its President since January 1998. Previously, she served as Executive Vice President of Kids Stuff from July 1996 until January 1998. Since July 1996, Mrs. Miller had been a director of Perfectly Safe, Inc., and its President since its formation in 1990 until July 1996. Mrs. Miller co-founded Duncan Hill, Inc. in 1977 and has been a director and its Vice President since 1977. Mrs. Miller is the author of the child safety book THE PERFECTLY SAFE HOME, published by Simon and Schuster in 1991 and has appeared on network television to speak on that subject. Mrs. Miller served as Vice President and a director of Carey and Highland Pipe Company, both of which are subsidiaries of Duncan Hill from 1984 to 1996.

     CLARK D. SWISHER is a director of Kids Stuff since July 1996 and a director of The Havana Group, Inc. since March 2000. Mr. Swisher has been Vice President of the Employee Benefits Division of the Leonard-McCormick Agency, a general insurance agency, since 1984. Mr. Swisher's professional background includes membership in the National Association of Life Underwriters and the University of Akron Business Advisory Council. Mr. Swisher has been a director of Duncan Hill, Inc. since 1995.

     ALFRED M. SCHMIDT, JR., a director of Kids Stuff since September 1998, is President of The Schmidt Group International, Inc., direct marketing/management consultants. Mr. Schmidt was the entrepreneur owner of New Hampton General Store, a consumer catalog company. Mr. Schmidt was a Vice President of Hanover House, then the first Vice President of Brooks Brothers, a national chain of apparel specialty stores with 65 stores in the U.S. and six in Japan. Mr. Schmidt subsequently was the first Vice President of Direct Marketing of Bergdorf Goodman, N.Y., a designer apparel retailer, and Senior vice President in charge of catalogs at the Franklin Mint, Franklin Center, Pennsylvania. Mr. Schmidt finished his public career as President of Myron Manufacturing Company, a direct marketing firm selling advertising specialty products by catalog, direct mail, and telemarketing. For the past twelve years, Mr. Schmidt has led his company in catalog consulting with clients from Europe to the Pacific Rim. Mr. Schmidt is a member of the Direct Marketing Association, the 1982 winner of the prestigious Henry Hoke Award and the DMA Echo Leader Award. He was a founder of the Catalog Leader's Group. Mr. Schmidt has served on the DMA Catalog Council, The Direct Marketing Educational Council, and the Direct Marketing Idea Exchange. Mr. Schmidt has been a contributing writer to Catalog Age Magazine, Catalog Business, Direct Marketing Magazine and D.M. News. Mr. Schmidt has addressed audiences extensively in the U.S. as well as Europe and the Far East.

     DEBRA P. GIBBS, a director of Kids Stuff since September 1999, received her Masters of Law and Taxation in May 1980 from the University of Miami School of Law and her J.D. Degree in February 1979 from the Ohio Northern University, Ada, Oho. From 1980 to 1983, she was employed as an attorney by Aluminum Company of America in their corporate tax/legal department. From 1983 to 1985, she was employed as an attorney by Firestone Tire & Rubber Company, Akron, Ohio in their tax department. From 1986-1999, she has performed various volunteer work and raised her children. During the past five years, she has not been associated with any firms outside of her volunteer work.

     The Board of Directors has recently established a Compensation Committee and an Audit Committee consisting of Alfred M. Schmidt, Jr. and Debra P. Gibbs. The Audit Committee will, among other things, make recommendations to the Board of Directors regarding the independent auditors for Kids Stuff approve the scope of the annual audit activities of the independent auditors and review audit results and have general responsibility for all auditing related matters. The Compensation Committee consists of Alfred M. Schmidt, Jr. and Debra P. Gibbs. The Compensation
Committee reviews and recommends to the Board of Directors the compensation structure for Kids Stuff's officers and other management personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation. The Committee also administers Kids Stuff's 1997 Long-Term Stock Incentive Plan.

         Kids Stuff's Certificate of Incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the General Corporation Law of the State of Delaware. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director or not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws. The provision, however, does not affect the availability of seeking equitable relief against a director of Kids Stuff. In addition, Kids Stuff's Bylaws provide that Kids Stuff will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of Kids Stuff pursuant to the foregoing provisions, or otherwise, Kids Stuff has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Compensation of Directors

         Kids Stuff pays its directors who are not also employees of Kids Stuff $500 for each meeting attended and reimburses such directors for travel and other expenses incurred by them in connection with attending Board of Directors meetings. Directors are eligible to participate in 1997 Stock Incentive Plan.

                             EXECUTIVE COMPENSATION

         The following table provides a summary compensation table with respect to the compensation of William Miller, Kids Stuff's Chief Executive Officer
(CEO), and Jeanne Miller, Kids Stuff's President for the past three years.

                                            SUMMARY COMPENSATION TABLE

                                                                                   Long Term Compensation
                                                 Annual Compensation                           Awards           Payouts
           (a)        (b)        (c)                 (d)           (e)           (f)          (g)                (h)           (i)
                                                                  Other                                                        All
          Name                                                    Annual      Restricted                                      Other
           and                                                    Compen-       Stock                             LTIP       Compen-
        Principal                                                 sation       Award(s)     Number of           Payouts       sation
        Position  Year       Salary ($)         Bonus ($)        ($) (1)       ($)  (2)     Options (3)            ($)          ($)
William Miller,
Chief Executive
Officer
                  1999       125,000              -0-            44,000         -0-          100,000              -0-         -0-
                  1998       125,000              -0-             4,000         -0-            -0-                -0-         -0-
                  1997       125,000              -0-             4,000         -0-          100,000              -0-         -0-

Jeanne Miller,
President         1999       105,000              -0-             4,000         -0-          200,000              -0-         -0-

                  1998        94,000              -0-             4,000         -0-          100,000              -0-         -0-
                  1997        90,000              -0-             4,000         -0-            -0-                -0-         -0-

(1) A total of $40,000 was paid to Miller in 1999 as compensation for his loan guarantees. Does not include the value of leased automobiles used almost exclusively for Kids Stuff's business or key man life insurance on the lives of each of William Miller and Jeanne Miller in the amount of $1,000,000, payable to Kids Stuff in the event of death. William Miller is provided with a leased automobile by The Havana Group, Inc. with a monthly cost of approximately $1,100 and Jeanne Miller is provided with a leased automobile by Kids Stuff at a monthly cost of approximately $800. The foregoing table does not include the value of any personal use of such automobiles.

(2) Does not include 2,400,000 shares of Kids Stuff's Common stock and 5,000,000 shares of Kids Stuff's Series A Preferred Stock issued to Duncan Hill, Inc. in connection with a reorganization.

(3) See "Employment Contracts" for a description of these options. Options granted in 1999 include the cancellation of all options granted in past three years and regrant of an equal number, thereby lowering the exercise price to $1.33 per share.

                               OPTION GRANTS TABLE

         The information provided in the table below provides information with respect to individual grants of Kids Stuff's stock options during fiscal 1999 of each of the executive officers named in the summary compensation table above.
Kids Stuff did not grant any stock appreciation rights during 1999.

                                         Option Grants in Last Fiscal Year
                                                                                                              Potential
                                                                                                         Realizable Value at
                                                                                                            Assumed Annual
                                                  Individual Grants                                     Rates of Stock Price
                                                                                                              Appreciation
                                                                                                           for Option Term (2)

(a)            (b)                      (c)                    (d)                  (e)            (f)          (g)            (h)
               ---                      ---                    ---                  ---            ---          ---            ---
                                                                % of
                                                                Total
                                                              Options/
                                                             Granted to
                                         Options             Employees              Exercise     Expira-
                                         Granted              in Fiscal              Price        tion
              Name                         (#)                Year (1)               ($/Sh)       Date          5% ($)      10% ($)

William Miller                         100,000                    22                 1.33       10/16/08        79,000      152,000
Jeanne Miller                          200,000                    44                 1.33       01/01/07        90,000      206,000



(1) The percentage of total options granted to Kids Stuff's employees in fiscal year is based upon options granted to officers, directors and employees.

(2) The potential realizable value of each grant of Kids Stuff's options assumes that the market price of its Common stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and after subtracting the exercise price from the potential realizable value.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

         The information provided in the table below provides information with respect to each exercise of Kids Stuff's stock option during fiscal 1999 by each of the executive officers named in the summary compensation table and the fiscal year end value of Kids Stuff's unexercised options.

           (a)                  (b)               (c)                   (d)                          (e)
           ---                  ---               ---                   ---                          ---

                                                                                                   Value of
                                                                     Number of                   Unexercised
                               Shares                               Unexercised                  In-the-Money
                              Acquired                             Options at FY-                  Options
                                 on              Value                End (#)                    at Fy-End($)
                              Exercise         Realized             Exercisable/                 Exercisable/
          Name                  (#)              ($)(1)             Unexercisable              Unexercisable(1)

William L.. Miller              -0-               -0-               75,000/25,000                      -0-
Jeanne E. Miller                -0-               -0-              275,000- /25,000                    -0-



(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common stock underlying the options and the exercise price of Kids Stuff's options at exercise or fiscal year end (i.e. $46 per share), respectively. In calculating the dollar value realized upon exercise, the value of any payment of the exercise price is not included.

         INCENTIVE COMPENSATION PLAN. Kids Stuff's Incentive Compensation Plan (the "Plan") is designed to motivate employee participants to achieve Kids Stuff's annual strategic goals. Eligibility for participation in the Plan is limited to the executive officers of Kids Stuff, and such other employees of Kids Stuff as may be designated by the Board of Directors from time to time. The amount of such plan with respect to any year shall be determined subsequent to the end of that year upon the determination of Kids Stuff's operating income for that year. Each participant in the Plan is eligible to receive from the bonus plan an annual award of up to 50% of the participant's base salary. The Compensation Committee is responsible for recommending to the Board of Directors performance objectives and awards for participants. William Miller and Jeanne Miller are expected to be the principal participants in the Plan and they control the election of all directors. Payouts are to be determined annually following determination of Kids Stuff's fiscal year-end results. The Plan is subject to amendment of termination at any time, but no such action may adversely affect any rights or obligations with respect to any awards theretofore made under the Plan. As of the date of this prospectus, compensation has been paid under the Plan.

         1997 STOCK INCENTIVE PLAN. Under the plan which was adopted in 1997 and amended on September 21, 1999, the compensation committee of the Board of Directors, may grant stock incentives to key employees and the directors of Kids Stuff pursuant to which a total of 400,000 shares of Common stock may be issued; provided, however, that the maximum amount of Common stock with respect to which stock incentives may be granted to any person during any calendar year shall be 20,000 shares, except for a grant made to a recipient upon the recipients initial hiring by Kids Stuff, in which case the number shall be a maximum of 40,000 shares. These numbers are subject to adjustment in the event of a stock split and similar events. Stock incentive grants may be in the form of options, stock appreciation rights, stock awards or a combination thereof. The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

         Options granted under the plan may be either incentive stock options, which qualify for special tax treatment under Section 422 of the Internal Revenue Code, or nonstatutory stock options, which do not qualify. Incentive stock options may only be granted to persons who are employees of Kids Stuff. Options will expire at such time as the compensation committee determines, provided that no stock option may be exercisable later than ten years from its grant, except that the maximum term of any incentive stock option granted to a person who owns, directly or indirectly, 10% or more of the combined voting power of Kids Stuff's capital stock shall be five years. If an optionee ceases to be an employee or director by reason of death, incapacity of retirement, the option shall terminate fifteen months after the optionee ceases to be an employee. If an optionee ceases to be an employee because of resignation with the consent of the compensation committee, the option will terminate three months after the optionee ceases to be an employee. If an optionee ceases to be an employee or director for any other reason, the option will expire thirty days after the optionee ceases to be an employee.

         The option price per share is determined by the compensation committee, except for incentive stock options which cannot be less than 100% of the fair market value of the Common stock on the date such option is granted or less than 110% of such fair market value if the optionee is a 10% shareholder. Payment of the exercise price may be made in cash, or unless otherwise provided by the compensation committee in shares of Common stock delivered to Kids Stuff by the optionee or by the withholding of shares issuable upon exercise of the option or in a combination thereof. Options cannot be exercised until the date determined by the compensation committee. Each option shall be exercised in full or in part. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the employee or director only by him or her. No options may be granted under the plan after March 27, 2007. However, any options outstanding on March 27, 2007 will remain in effect in accordance with their terms.

         The plan also provides for the granting of stock appreciation rights which entitle the holder to receive upon exercise an amount in cash and/or stock which is equal to the appreciation in the fair market value of the Common stock between the date of the grant and the date of exercise. The number of shares of Common stock to which a stock appreciation right relates, the period in which it can be exercised, and other terms and conditions shall be determined by the compensation committee, provided however, that such expiration date shall not be later than ten years from the date of the grant. Stock appreciate rights are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the grant only by the grantee. The stock appreciation rights are subject to the same rules regarding expiration upon a grantee's cessation of employment or directorship, as pertains to options, discussed above.

         The compensation committee may also award stock awards through issuances of shares of common stock in payment of certain incentive compensation, subject to such conditions and restrictions as the committee may determine. All shares of common stock subject to a stock award will be valued at not less than 100% of the fair market value of such shares on the date the stock award is granted. The number of shares of Common stock which may be granted as a stock award in any calendar year may not exceed 80,000.

         The plan will be administered by the compensation committee, which has the authority to prescribe, amend and rescind rules and regulations relating to the plan, to accelerate the exercise date of any option, to interpret the plan and to make all necessary determinations in administering the Plan.

         The plan will remain in effect until such time as it is terminated by the Board of Directors. The plan may be amended by the Board of Directors upon the recommendation of the compensation committee, except that, without stockholder approval, the plan may not be amended to: increase the number of shares subject to issuance under the Plan; change the class of persons eligible to participate under the plan; withdraw the administration of the plan from the compensation committee; or, to permit any option to be exercised more than ten years after the date it was granted.

     The compensation committee consists of Debra P. Gibbs and Alfred M. Schmidt, Jr. The committee has granted options to purchase 80,000 shares of Kids Stuff's Common stock as of April 1, 2000.

EMPLOYMENT AGREEMENTS

         Kids Stuff has entered into separate five-year employment agreements with William Miller and Jeanne Miller, effective January 1, 1997, pursuant to which William Miller is serving as Chief Executive Officer of Kids Stuff and Jeanne Miller served as its Executive Vice President. In January 1998, Kids Stuff elected Jeanne Miller President of Kids Stuff. In October 1998, Kids Stuff and Jeanne Miller entered into an amended agreement. The employment agreements. as amended, provide for an annual base salary of $125,000 for William Miller and $105,000 for Jeanne Miller, subject to annual review for increase by Kids Stuff. The employment agreements also provide for the eligibility of these executives to receive annual cash bonuses under Kids Stuff's Incentive Compensation Plan discussed above. Each of these executives is provided with automobiles, at Kids Stuff's expense, for their exclusive use, the make and model of which is to be mutually agreed upon by the executive and Kids Stuff, from time to time. These automobiles are used almost exclusively for business purposes. Each of these executives is also to be reimbursed for certain personal expenses up to $6,500, which amount shall be subject to increase to pay for any personal income tax liability should such reimbursements be deemed taxable to the executive. Each of these executives is also entitled to participate in any employee benefit plan which Kids Stuff may create in the future. Kids Stuff has also agreed to maintain in force, at its expense, during the term of the employment agreements, life insurance for the benefit of each of the executives in an amount equal to twice the base salary of William Miller and five times the base salary of Jeanne Miller. (As of December 31, 1999, Kids Stuff has not issued such insurance for William Miller and/or Jeanne Miller, but intends to do so). Pursuant to the employment agreements, each of these executives has agreed not to compete with Kids Stuff during employment and for a period of one year following termination of employment and has further agreed to maintain as confidential, Kids Stuff's proprietary information.

         Each of the employment agreements provide for severance compensation to be paid in all instances other than the executive's termination for cause. In the event that the executive becomes disabled or dies, Kids Stuff, in the case of William Miller, is required to pay an amount equal to the product of (x) and
(y) where (x) is the sum of the executive's salary and bonus paid in the prior year multiplied by 2.99 and (y) the percentage of the employment agreement's five year term remaining from the date of death of disability; provided, however, that such severance compensation will not be less than the officer's salary and bonus paid in the year prior to the year in which the officer dies or becomes disabled. The foregoing benefit is provided in the employment agreement of Jeanne Miller, but only in the event of disability. Each executive is also entitled to be paid severance compensation in an amount equal to the sum of the executive's salary and bonus paid in the prior year multiplied by 2.99 in the event that the executive elects to terminate the employment agreement upon Kids Stuff's material breach of the employment agreement or upon Kids Stuff's reduction of the executive's responsibilities, duties, functions or dignity of position resulting from a change of control, or otherwise. Assuming that severance payments were due to each of the executive officers as of the date of the Prospectus under the immediately preceding sentence, the amount of the severance payment to each of William Miller and Jeanne Miller would be $299,000 and $194,350, respectively. Each executive is further entitled to be paid severance compensation in the amount equal to the sum of the executive's salary and bonus paid in the last year of the executive's employment agreement in the event that the executive is not rehired upon terms acceptable to him or her or, in the case of William Miller, a successor chief executive officer is hired with William Miller's consent to replace William Miller prior to the expiration of the term of his employment agreement. Additionally, any executive entitled to severance compensation, above, will also be entitled to participate in any Company-sponsored employee health benefit plan at Kids Stuff's expense, for a maximum of eighteen months from the date of termination.

         Each of William Miller and Jeanne Miller was granted under their respective employment agreements an option to purchase 100,000 shares of Kids Stuff's common stock, which option vests 25% on each of the first four anniversary dates commencing January 1, 1998, regardless of whether the executive is employed on such dates by Kids Stuff. The vested options will be immediately exercisable and will expire on January 1, 2007. Miller also received immediately vested and exercisable options to purchase an additional 100,000 shares in October 1998. All of the options granted to Mr. and Mrs. Miller were canceled in September 1999 and were regranted at an exercise price of $1.33 per share on almost identical terms as the original options.

         William Miller is permitted under his agreement to devote such time to managing the affairs of the various other Duncan Hill, Inc. entities as he deems appropriate, and to retain any compensation that he receives from those entities for providing those services.

         Kids Stuff also provides William Miller and Jeanne Miller and all other employees with health insurance on a non-discriminatory basis. Kids Stuff provides its executive officers and employees with certain fringe benefits and may, in the future, offer additional stock or cash incentive bonus plans, and other employer benefits on such amounts and upon such conditions as Kids Stuff's Board of Directors may, in its sole discretion, determine.

POTENTIAL CONFLICTS OF INTEREST

         William Miller is a co-founder, Chairman of the Board of Directors and Chief Executive Officer of The Havana Group, Inc., Duncan Hill, Inc. and Kids Stuff. William Miller's employment agreement with Kids Stuff provides that he shall be permitted to devote such time to managing Duncan Hill and Havana as he deems appropriate. Accordingly, William Miller will not be devoting his full-time attention to managing the operations of Kids Stuff. Thus, conflicts of interest could potentially develop (i) to the extent that William Miller is not able to devote his full-time and attention to a matter that would otherwise require the full-time and attention of a business chief executive officer, (ii) involving competition for business opportunities, (iii) involving transactions between Kids Stuff and its affiliated companies; and (iv) due to the relationship between William Miller and Jeanne Miller as husband and wife and as directors and officers of Kids Stuff. Kids Stuff has not adopted any procedure for dealing with such conflicts of interest, except that Kids Stuff's Board of Directors has adopted a policy that all new transactions between Kids Stuff and Duncan Hill, Inc., Havana or any other affiliated company must be approved by at least a majority of Kids Stuff's disinterested directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth as of March 31, 2000, certain information with respect to the beneficial ownership of Common stock and Series A Preferred Stock by each person or entity known by Kids Stuff to be the beneficial owner of 5% or more of such shares, each officer and director of Kids Stuff, and all officers and directors of Kids Stuff as a group.

                                                                     Shares of                         Shares of Series A
                                                                     Common stock                         Preferred Stock
                                                                  Beneficially Owned                    Beneficially Owned

NAME AND ADDRESS OF
BENEFICIAL OWNER(1)                                             NUMBER            PERCENT(2)            NUMBER          PERCENT(3)

Duncan Hill, Inc. (4)                                         2,188,075               62.2%           5,000,000            100%

William L. Miller and Jeanne E. Miller (4)(5)                 2,438,075               64.7            5,000,000(6)         100

Clark D. Swisher (7)                                             15,000                   *                 -0-            -0-

Alfred M. Schmidt (7)                                            15,000                   *                 -0-            -0-

Debra P. Gibbs (8)                                               15,000                   *                 -0-            -0-

All Officers and Directors
as a Group (5 Persons)                                        2,483,075               65.1%           5,000,000(6)         100%

* Represents less than one percent of the outstanding shares.

(1) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Accordingly, except as noted, all of Kids Stuff's securities over which the officers and directors and nominees named, or as a group, directly or indirectly have, or share voting or investment power, have been deemed beneficiall owned. All addresses are c/o Kids Stuff, Inc.,7835 Freedom Avenue N.W., North Canton, OH 44720.

(2) Calculated based upon 3,520,856 shares of Common stock outstanding without giving effect to the possible exercise of outstanding Class A Warrants .

(3) Calculated based upon 5,000,000 shares of Series A Preferred Stock outstanding. The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A Preferred Stock has no conversion rights or rights to participate in dividend payments.

(4) The Millers may be deemed to beneficially own all of Duncan Hill, Inc.'s shares for purposes of Rule 13d-3 of the Exchange Act based upon their controlling ownership of its common stock. The Millers together control approximately 68% of Duncan Hill.

(5) Includes the Millers' deemed beneficial ownership of 2,188,075 shares of Common stock and options to purchase 250,000 shares.

(6) Represents the Millers' deemed beneficial ownership of 5,000,000 shares of Series A Preferred Stock, the record holder of which is Duncan Hill, Inc.

(7) Messrs. Swisher and Schmidt have options to purchase 30,000 shares each, which options vest in four equal annual installments beginning in 1999. The table includes only options vesting through April 20, 2000.

(8) Debra P. Gibbs has options to purchase 30,000 shares, which options will vest in four equal installments on September 21, 1999, January 1, 2000, January 1, 2001 and January 1, 2002. The table includes only options vesting through April 20, 2000.

                              CERTAIN TRANSACTIONS

         Since 1997, Kids Stuff has provided administrative and fulfillment services to Havana. During 1997, all fulfillment services were contracted and paid by Kids Stuff and charged to Havana based on the actual cost. All administrative costs were allocated between Kids Stuff and Havana based upon the percentage of assets for each respective operating company to the total assets of both operating companies with 33% charged to Havana for the period January 1, 1997 through June 30, 1997 and 21% charged to Havana for the period July 1, 1997 through December 31, 1997. Duncan Hill incurred certain other costs, including legal and outside accounting/auditing expenses, which were allocated by Duncan Hill to Kids Stuff and Havana based on the same method and percentages as described above.

         Effective January 1, 1998, Havana entered into an agreement with Kids Stuff whereby Kids Stuff will provide administrative functions to Havana at an annual cost of $206,100 consisting of: $34,000 for accounting and payroll services, $51,600 for administration and human resource management, $34,900 for data processing, $32,200 for office equipment and facilities use, $38,100 for merchandising and marketing services and $15,300 for purchasing services. Kids Stuff will also provide fulfillment services to Havana at a cost of $2.40 per order processed. Kids Stuff calculated these fees based on actual 1997 costs. Management believes these fees would represent actual costs should Havana undertake to provide these services itself. Havana is also obligated to pay Kids Stuff an amount equal to 5% of Havana's 1998 pre-tax profits as additional consideration for Kids Stuff providing administrative and fulfillment services to Havana. Total costs charged to Havana in 1998 amounted to $293,432. At January 1, 1999, the agreement was modified and extended on a month- to-month basis as Havana began to incur direct costs for its administrative functions. Havana pay to Kids Stuff an accounting, data processing, and administrative charge of $15,000 per year plus $1.75 per shipment for warehouse services. Havana is also obligated to pay 5% of its 1999 pretax profits to Kids Stuff in connection with these services; however, Havana did not have any pre-tax profits in 1999. In March 2000, Havana opened a new facility in North Canton, Ohio and began to directly perform certain of the above functions.

         Reference is made to "Business" for a description of various related party transactions involving Kids Stuff, The Havana Group, Inc. and Duncan Hill, Inc. It is the policy of Kids Stuff that future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties.

         In July 1999 Kids Stuff obtained a new credit facility from Bank One, N.A. Bank One extended a 24 month revolving credit line in the amount of $500,000, bearing interest at prime plus

1%. Additionally, Bank One extended a 60 month term loan to Kids Stuff for $300,000, bearing interest at 8.78%. Kids Stuff's previously outstanding $800,000 line of credit was retired with the proceeds of the new borrowings. The new loans are secured by the assets of Kids Stuff, a third mortgage on Kids Stuff's real estate, cross collateralization of life insurance on the lives of Mr. And Mrs. Miller, and carry unconditional and unlimited guarantees of Mr. William Miller and Mrs. Jeanne Miller.

         In July 1999, Kids Stuff finalized an agreement to purchase a building located in North Canton, Ohio, which will serve as the office and warehouse facilities for Kids Stuff and Duncan Hill and temporary facilities for Havana. The purchase price of the building was $2,200,000. The purchase was partially financed through a commercial real estate loan from Bank One, N.A. in the amount of $1,690,000. The loan has a 20 year amortization period with an expiration date of July 7, 2009, and carries a variable interest rate based upon the 30 day LIBOR plus 2.75%. The rate of interest at September 30, 1999 was 8.78%. The loan is secured by a first mortgage on Kids Stuff's real estate, guaranteed by Duncan Hill, Inc., Mr. William Miller and Mrs. Jeanne Miller, and is cross collateralized with assignment of life insurance.

         On September 21, 1999, we canceled 360,000 options previously granted to executive officers and directors and issued an equal number of replacement options for the purpose of lowering the exercise price of all options to the then fair market value of $1.33 per share.

         On January 6, 2000, Kids Stuff agreed to issue 4,000 shares to each of Lester Morse and Steven Morse for legal services rendered. On the same date, we engaged National Financial Communications Corp. as a consultant to develop, implement and maintain an ongoing program to increase the investment community's awareness of our activities and to stimulate the investment community's interest in us. For their services, we agreed pursuant to a consultant agreement, to pay National $7,000 per month and grant options to purchase 270,000 shares at an exercise price of $.54 per share. The options shall expire three years subsequent to the termination of service of the consulting agreement. We had the right to terminate the agreement on or before April 6, 2000 and to cancel one-half of the options granted to National. This right was not exercised by Kids Stuff. The registration statement of which this prospectus is a part, was filed pursuant to certain registration rights granted under the agreement. The exercise price of the options was determined by negotiations between Kids Stuff and National Financial Communications Corp. Among the factors considered in determining the price were our financial condition and prospects, the industry in which we are engaged, certain financial and operating information of companies engaged in activities similar to those of Kids Stuff and the general market condition of the securities markets. Such price does not necessarily bear any relationship to any established standard or criteria of value based upon assets, earnings, book value or other objective measures.

                             SELLING SECURITY HOLDER

         The Registration Statement of which this Prospectus forms a part includes the resale of 270,000 shares issuable upon exercise of options by National Financial Communications Corp. as the Selling Security Holder. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

         The following table sets forth the beneficial ownership of the Common Stock issuable upon exercise of the options of Kids Stuff held by the Selling Security Holder prior to the Offering and after the offering, assuming all of the common stock issuable upon exercise of the options are sold.

                                                                                         Percent of Common Stock
Name of Beneficial Owner                    Common Stock Owned                                    Owned %
                                                Prior to             After             Prior to              After
                                               Offering(1)         Offering            Offering            Offering
National Financial
Communications Corp.                            270,000               -0-               7.1                    0


         National Financial Communications Corp. is not affiliated with Kids Stuff in any capacity, has had no business relationship with Kids Stuff at any time and has not owned any of Kids Stuff's securities beneficially or of record prior to the offering other than the options to purchase 270,000 shares of Common Stock.

         The securities offered hereby may be sold from time to time directly by the Selling Security Holder. Alternatively, the Selling Security Holder may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security Holder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holder in connection with such sales of securities. The Selling Security Holder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933 with respect to the shares offered, and any profits realized or commissions received may be deemed underwriting compensation. As of the date of this Prospectus, the Selling Security Holder has advised Kids Stuff that it does not have any current or future plans, proposals, agreements, arrangements or understandings with respect to engaging in transactions with respect to the shares.

         At the time a particular offer of the shares of Common Stock issuable upon exercise of options is made by or on behalf of the Selling Security Holder, to the extent required, a supplemented or amended prospectus will be distributed which will set forth the number of the shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid (or the method in which the purchase price will be determined) by any underwriter for the shares of Common Stock purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public, if applicable.

         Under the Securities Exchange Act of 1934, as amended, and the regulations thereto, any person engaged in a distribution of the shares of Common Stock offered by the Selling Security Holder may not simultaneously engage in market-making activities with respect to such securities of Kids Stuff during the applicable "cooling off" period (up to 5 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in such securities, which provisions may limit the timing of purchase and sales of the shares by the Selling Securities Holder.

                            DESCRIPTION OF SECURITIES

PREFERRED STOCK

         Our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of our Common stock and could have the effect of delaying, deferring or preventing a change in control of us. We have no present plans to issue any shares of Preferred Stock other than the outstanding Series A Preferred Stock and Series 1 Preferred Stock discussed below.

SERIES A PREFERRED STOCK

         We have issued and outstanding 5,000,000 shares of Series A Preferred Stock, $.001 par value, all of which are owned by Duncan Hill, Inc.. The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A Preferred Stock and the Common stock held by Duncan Hill, Inc. will enable it and William L. Miller and Jeanne Miller, Chief Executive Officer and President of Kids Stuff, respectively, to maintain control of us. The Series A Preferred Stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Kids Stuff, each share of Series A Preferred Stock has a liquidation preference of $.001 per share.

SERIES 1 PREFERRED STOCK

         As of the date of this prospectus, Kids Stuff has issued and outstanding 920,000 shares of Series 1 Preferred Stock with the following rights, preferences and privileges:

                   Dividends. Each Series 1 Preferred Share is entitled to cumulative annual dividends of $.495 (i.e. 9% of the liquidation preference per share) payable on the last business day of April of each year commencing April 2000 with a record date to be fixed annually by our Board of Directors subsequent to year end and prior to April 30th of each year. The first dividend payment shall be pro rated for the period from the date of issuance until December 31, 1999. Unpaid dividends will accumulate and be paid before payment of dividends on our Common stock. We may, at our option, pay dividends in shares of Common stock, in lieu of cash. Shares used for such purpose will be valued at the average closing sales price of our Common stock on the OTC Electronic Bulletin Board, NASDAQ or an Exchange during the ten trading days ending on the tenth day before the dividend payment date.

                   Conversion. Commencing September 3, 2000, each Series 1 Preferred Share is convertible into two shares of Common stock. In lieu of the issuance of fractional shares, all amounts will be rounded-up to the nearest whole number.

                   Redemption.  Commencing  September  3,  2000,  the  Series  1
         Preferred Shares are redeemable at our option, on not less than 30 days' prior written notice to registered holders at the redemption price of $7.20 per share plus accumulated dividends.

                   Voting Rights. Preferred Shares are entitled to one vote per share voting together with the Common stock as one class, except as otherwise provided by the Delaware Corporation Law.

                   Preference on Liquidation. The Series 1 Preferred Stock will be entitled to a preference on liquidation equal to $5.50 per share plus accumulated unpaid dividends.

                   No Sinking Fund.  We are not required to provide for the
         retirement or redemption   of the Series 1 Preferred Shares through the
         operation of a sinking fund.

         The conversion ratio, redemption price and liquidation preference per share are subject to adjustment to protect against dilution in the event of preferred stock splits, combinations, subdivisions and reclassifications.

PREFERRED WARRANTS

         Commencing September 3, 2000 and expiring March 3, 2002 (the "Expiration Date"), each outstanding Preferred Warrant entitles the registered holder to purchase one share of our Series 1 Preferred Stock at an exercise price of $6.00 per share. Preferred Warrants may be exercised by surrendering to the warrant agent the Preferred Warrants and the payment of the exercise price in United States funds by cash or certified or bank check. No fractional shares of Series 1 Preferred Stock will be issued in connection with the exercise of Preferred Warrants. Upon exercise, we will pay to the holder the value of any such fractional shares based upon the market value of the Series 1 Preferred Stock at such time. We are required to keep available a sufficient number of authorized shares of Series 1 Preferred Stock for issuance to permit exercise of Preferred Warrants.

         In the event that we notify the holders of Series 1 Preferred Stock of our intention to redeem the Series 1 Preferred Stock, we shall after giving the holders of Preferred Warrants at least 30 days prior written notice, contemporaneously redeem Preferred Warrants at $1.20 per Warrant, subject to the holders right to exercise Preferred Warrants and convert the underlying Series 1 Preferred Stock during such notice period. In the event a holder of Preferred Warrants fails to exercise Preferred Warrants prior to their expiration, Preferred Warrants will expire and the holder thereof will have no further rights with respect to Preferred Warrants. A holder of Preferred Warrants does not have any rights, privileges or liabilities as a stockholder of Kids Stuff. In the event of the liquidation, dissolution or winding up of Kids Stuff, holders of Preferred Warrants are not entitled to participate in the distribution of our assets. The exercise price of Preferred Warrants and the number of shares issuable upon exercise of Preferred Warrants will be subject to adjustment to protect against dilution in the event of Preferred Stock dividends, Preferred Stock splits, combinations, subdivisions and reclassifications. Purchasers of Preferred Warrants will have the right to exercise Preferred Warrants to purchase shares of Series 1 Preferred Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the jurisdictions in which the various holders of Preferred Warrants reside.

COMMON STOCK

         Kids Stuff has 25,000,000 shares of authorized Common stock. As of the date of this prospectus, we have 3,520,856 shares of Common stock issued and outstanding.

         Holders of Common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Subject to preferences that are applicable to any then outstanding Preferred Stock, holders of Common stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of Kids Stuff, holders of Common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common stock have no right to convert their Common stock into any other securities. The Common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common stock. All outstanding shares of Common stock are duly authorized, validly issued, fully paid and nonassessable.

CLASS A WARRANTS

         Commencing June 26, 1998 and expiring June 26, 2002, each Warrant entitles the registered holder to purchase one share of Common stock at an exercise price of $5.00 per share. Class A Warrants may be exercised by surrendering to the warrant agent the Class A Warrants and the payment of the exercise price in United States funds by cash or certified or bank check. No fractional shares of Common stock will be issued in connection with the exercise of Class A Warrants. Upon exercise, we will pay to the holder the value of any such fractional shares based upon the market value of our Common stock at such time. We are required to keep available a sufficient number of authorized shares of Common stock for issuance to permit exercise of the Class A Warrants.

         We may redeem the Class A Warrants at a price of $.05 per Warrant at any time after they become exercisable and prior to their expiration by giving not less than 30 days' written notice mailed to our record holders if the closing bid price of the Common stock has been at least $14.40 on each of the 20 consecutive trading days ending on the 5th day prior to the date on which the notice of redemption is given. In the event a holder of Class A Warrants fails to exercise the Class A Warrants prior to the expiration date of the Class A Warrants, the Class A Warrants will expire and the holder thereof will have no further rights with respect to the Class A Warrants. A holder of Class A Warrants will not have any rights, privileges or liabilities as a stockholder of Kids Stuff. In the event of the liquidation, dissolution or winding up of Kids Stuff, holders of the Class A Warrants are not entitled to participate in the distribution of our assets. The exercise price of the Class A Warrants and the number of shares issuable upon exercise of the Class A Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of our Common stock will exceed the exercise price of the Class A Warrants at any time during the exercise period. Purchasers of the Class A Warrants will have the right to exercise the Class A Warrants to purchase shares of Common stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the jurisdictions in which the various holders of the Class A Warrants reside.

OPTIONS

         We have issued to National Financial Communications Corp. options to purchase 270,000 shares exercisable at a price of $.54 per share. The options are subject to dilution to protect against stock splits, stock dividends, combinations and the like. The options shall expire three years from the termination of our consulting agreement with National. We have granted the Underwriter of our 1997 public offering an option to purchase 60,000 shares of Common stock at $9.90 per share until the close of business on June 26, 2002, and the Underwriter of our 1999 public offering a warrant to purchase 40,000 units at a price of $9.075 per Unit. Each unit consists of one share of Series 1 Preferred Stock and two Series 1 Preferred Warrants exercisable at $9.90 per share. The holders of the aforesaid securities have certain rights to demand that we register the securities with the Securities and Exchange Commission under the Securities Act of 1933 for a period of five years after issuance. In this respect, the Registration Statement of which this Prospectus is a part includes the resale of the 270,000 shares.

Transfer Agent and Registrar

         The transfer agent, registrar and Warrant Agent for Kids Stuff's securities is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

           UNREGISTERED SHARES ELIGIBLE FOR IMMEDIATE AND FUTURE SALE

         Duncan Hill, Inc. owns 2,188,075 shares of our Common stock and 5,000,000 shares of our Series A Preferred Stock. These securities are restricted securities as that term is defined by Rule 144 of the Securities Act of 1933, as amended. Such securities may only be sold in compliance with the provision of Rule 144 unless otherwise registered by us. The possible or actual future sales of the restricted securities under Rule 144 may have an adverse effect on the market price of our common stock. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be affiliates of us as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of shares beneficially owned for at least one year that does not exceed the greater of one percent of the then-outstanding shares of Common stock or the average weekly trading volume in the Common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about us. However, a person who is not an affiliate and has beneficially owned such shares for at least two years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements. No predictions can be made as to the effect, if any, that future sales of shares under Rule 144 or the availability of shares for sale will have on the then-prevailing market, if any. Sales of substantial amounts of our Common stock pursuant to Rule 144 or otherwise may adversely affect the then-prevailing market price of our Common stock.

                                  LEGAL MATTERS

         The validity of the securities being offered hereby will be passed upon for us by Lester Morse P.C., Suite 420, 111 Great Neck Road, Great Neck, NY 11021.

                                     EXPERTS

         The financial statements and any schedules of Kids Stuff incorporated by reference in this prospectus have been audited by Hausser + Taylor, LLP, independent certified public accountants, to the extent and for the periods indicated in their reports incorporated in this prospectus by reference, and are incorporated in this prospectus in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                                KIDS STUFF, INC.

                                FINANCIAL REPORT

                                KIDS STUFF, INC.

                                    CONTENTS

----------------------------------------------------------------------------

                                                                                                          Page

INDEPENDENT AUDITORS' REPORT                                                                               F-3

FINANCIAL STATEMENTS
    Balance sheet                                                                              F-4 through F-5
    Statements of operations                                                                               F-6
    Statements of stockholders' equity                                                                     F-7
    Statements of cash flows                                                                   F-8 through F-9
    Notes to financial statements                                                            F-10 through F-22


                          Independent Auditors' Report

To the Stockholders and Board of Directors
Kids Stuff, Inc.
Canton, Ohio

         We have audited the accompanying balance sheet of Kids Stuff, Inc. (a subsidiary of Duncan Hill, Inc.) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kids Stuff, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

Canton, Ohio
March 24, 2000

                                KIDS STUFF, INC.
                                  BALANCE SHEET

                               December 31, 1999

         ASSETS

         CURRENT ASSETS
         Cash                                                                            $           859,431
         Accounts receivable                                                                         257,574
         Due from affiliates                                                                         234,390
         Inventories                                                                               2,045,005
         Deferred catalog expense                                                                    740,425
         Prepaid expenses                                                                            170,871
                                                                                                   ---------
             Total current assets                                                                  4,307,696


         PROPERTY AND EQUIPMENT
         Land                                                                                        214,000
         Building and improvements                                                                 2,026,172
         Leasehold improvements                                                                       34,074
         Machinery and equipment                                                                      86,901
         Data processing equipment                                                                   401,182
         Website development                                                                         132,891
         Furniture and fixtures                                                                      126,211
                                                                                                   ---------
                                                                                                   3,021,431

         Less accumulated depreciation and amortization                                              206,652
                                                                                                   ---------
                                                                                                   2,814,779

         OTHER ASSETS, net of accumulated amortization

         Goodwill                                                                                  1,015,805
         Catalog development and other                                                               368,995
         Customer lists                                                                              330,655
         Deferred financing fees                                                                      82,055

                                                                                                   1,797,510
                                                                                                   ---------
                                                                                         $         8,919,985
                                                                                                   =========

   The accompanying notes are an integral part of these financial statements

                                KIDS STUFF, INC.
                                  BALANCE SHEET

                                December 31, 1999

         LIABILITIES AND STOCKHOLDERS' EQUITY

         CURRENT LIABILITIES
         Line of credit                                                                  $           500,000
         Current portion of long-term debt                                                           157,000
         Accounts payable                                                                          2,352,318
         Customer advances                                                                            15,302
         Accrued expenses                                                                            111,393
                                                                                                   ---------
             Total current liabilities                                                             3,136,013

         LONG TERM DEBT, net of current portion                                                    1,998,122

         COMMITMENTS AND CONTINGENCIES                                                                     -

         STOCKHOLDERS' EQUITY
         Preferred stock, $.001 per share, 10,000,000 shares
         authorized:
         Series A, 5,000,000 shares issued and outstanding,
         voting, without dividend                                                                      5,000
         Series 1, 460,000  shares  issued and  outstanding,  voting,  aggregate liquidation of $2.53 million plus
         cumulative unpaid dividends of $227,700                                                         460
         Common stock - $.001 par value, 25,000,000 shares
            authorized, 3,512,856 shares issued
             and outstanding                                                                           3,513
         Additional paid-in capital                                                                5,167,189
         Retained earnings (deficit)                                                              (1,390,312)
                                                                                                   ---------
             Total stockholders' equity                                                            3,785,850
                                                                                                   ---------
                                                                                         $         8,919,985
                                                                                                   =========

   The accompanying notes are an integral part of these financial statements

                         KIDS STUFF, INC.
                     STATEMENTS OF OPERATIONS

              Years Ended December 31, 1999 and 1998

                                                                                  1999                 1998
                                                                                  ----                 ----

         SALES                                                            $        16,729,951  $        14,172,864

         COST OF SALES                                                             10,051,665            8,712,876
                                                                                   ----------           ----------
         GROSS PROFIT                                                               6,678,286            5,459,988

         SELLING EXPENSES                                                           4,968,552            3,966,452

         GENERAL AND ADMINISTRATIVE EXPENSES                                        1,603,808            1,486,889
                                                                                   ----------           ----------
         INCOME FROM OPERATIONS                                                       105,926                6,647

         NET OTHER (EXPENSE) INCOME
         Interest expense                                                            (132,649)             (60,630)

         Other                                                                         74,782               18,195
                                                                                   ----------           ----------
                                                                                      (57,867)             (42,435)
                                                                                   ----------           ----------
         NET INCOME (LOSS)                                                $            48,059  $           (35,788)
                                                                                   ==========           ==========
         BASIC AND DILUTED INCOME (LOSS)
             PER SHARE AFTER CONSIDERING
             PREFERRED STOCK CUMULATIVE
             DIVIDENDS                                                    $             (0.05) $             (0.01)
                                                                                   ==========           ==========


   The accompanying notes are an integral part of these financial statements

                                KIDS STUFF, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years Ended December 31, 1999 and 1998

                                     Common     Preferred     Paid-In       Retained
                                     Stock        Stock       Capital       Earnings        Total

BALANCE - JANUARY 1, 1998         $    3,513 $    5,000 $   3,216,734 $   (1,402,583)$   1,822,664

NET LOSS                                   -          -             -        (35,788)      (35,788)
                                    ---------  ---------  -----------   -------------  ------------
BALANCE - DECEMBER 31, 1998            3,513      5,000     3,216,734     (1,438,371)    1,786,876

NET PROCEEDS FROM THE

ISSUANCE OF 460,000

PREFERRED SHARES IN

PUBLIC OFFERING                            -        460     1,950,455              -     1,950,915

NET INCOME                                 -          -             -         48,059        48,059
                                    ---------  ---------  -----------   -------------  ------------
BALANCE - DECEMBER 31, 1999         $  3,513  $   5,460  $  5,167,189  $  (1,390,312) $  3,785,850
                                    =========  =========  ===========   =============  ============


   The accompanying notes are an integral part of these financial statements

                               KIDS STUFF, INC.

                           STATEMENTS OF CASH FLOWS

                    Years Ended December 31, 1999 and 1998

                                                                    1999           1998
                                                                    ----           ----

      CASH FLOWS FROM OPERATING ACTIVITIES

    Net income (loss) ......................................   $    48,059    $   (35,788)
    Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
          Depreciation and amortization ....................       337,180        181,932
           Loss on disposal of assets ......................         5,893           --
           (Increase) decrease in accounts receivable ......        (6,030)        83,469
           (Increase) in inventories .......................      (119,090)      (536,903)
           (Increase) in deferred catalog expense ..........      (325,398)      (155,435)
           (Increase) in prepaid expenses ..................        (4,374)       (67,691)
           Decrease (increase) in other assets .............        74,351        (74,351)
           (Decrease) increase in accounts payable, customer
              advances and accrued expenses ................          (245)       724,861
                                                                -----------     ----------
Net cash provided by operating activities ..................        10,346        120,094

CASH FLOWS FROM INVESTING ACTIVITIES
    Investment in property and equipment and other assets ..    (2,570,643)      (130,035)
    Amount paid for catalog development ....................      (253,213)      (220,992)
                                                                -----------     ----------
Net cash (used) by investing activities ....................    (2,823,856)      (351,027)

CASH FLOWS FROM FINANCING ACTIVITIES
     (Payments) borrowings on line of credit - net .........      (262,000)        91,000
    Borrowing on long-term debt ............................     2,740,000           --
    Payments on long-term debt .............................      (584,878)          --
    Amounts paid for deferred financing fees ...............      (102,624)
    Sale of preferred stock ................................     1,950,915           --
    (Increase) in prepaid amounts for public offering ......          --          (77,008)
    (Increase) decrease in due from affiliates .............       (93,898)       140,473
                                                                -----------     ----------
Net cash provided by financing activities ..................   $ 3,647,515    $   154,465
                                                                -----------     ----------

   The accompanying notes are an integral part of these financial statements

                               KIDS STUFF, INC.

                    Years Ended December 31, 1999 and 1998

                                                                                               1999                  1998
                                                                                               ----                  ----

      NET INCREASE (DECREASE) IN CASH                                           $            834,005   $           (76,468)

      CASH - BEGINNING                                                                        25,426               101,894
                                                                                             -------               --------
      CASH - ENDING                                                             $            859,431   $            25,426
                                                                                             =======               ========
      SUPPLEMENTAL DISCLOSURE OF CASH FLOW

          INFORMATION

             Cash paid during the year for interest                            $             122,163 $              60,630
                                                                                             =======               ========
      SUPPLEMENTAL DISCLOSURE OF NON-CASH

          FINANCING ACTIVITY

      The Havana Group, a subsidiary of Duncan Hill,
      Inc., issued 110,000 shares of its Series B
      Preferred Stock to Duncan Hill.  In return, Duncan
      Hill assumed a $300,000 liability due to Kids Stuff,
      Inc.  This $300,000 liability to Kids Stuff, Inc. was
      used to satisfy the $300,000 debt owed from Kids
      Stuff, Inc. to Duncan Hill.                                              $                   -  $            300,000

   The accompanying notes are an integral part of these financial statements

                                KIDS STUFF, INC.

                          NOTES TO FINANCIAL STATEMENTS

Business Description and Summary of Significant Accounting Policies

          A. Business Description - Kids Stuff, Inc. ("Kids Stuff" or the "Company") is in the mail order business and sells to customers throughout the United States. Duncan Hill, Inc. owns 80% of the Company's outstanding voting capital stock as of December 31, 1999. Perfectly Safe, a division of the Company, primarily sells children's safety products for use up to age
     3. Jeannie's Kids Club, a division of the Company, sells hard good products for children primarily up to the age of 3. Natural Baby, a division of the Company, sells clothing and toys for children primarily up to the age of 3. Little Feet, a division of the Company, sells shares primarily for children up to the age of 3. Products are purchased from a variety of vendors.

          B. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          C. Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable and other short-term obligations approximate their carrying values because of the short maturities of those financial instruments. In accordance with Statement of Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," rates available at balance sheet dates to the Company are used to estimate the fair value of existing debt. The carrying values of the Company's long-term obligations approximate their fair value. In accordance with Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of
     Financial Instruments," rates available at balance sheet dates to the Company are used to estimate the fair value of existing debt.

          D. Trade Receivables - It is the Company's policy to record accounts receivable net of an allowance for doubtful accounts. Management has determined that no allowance is necessary as of December 31, 1999. Bad debt expense was $58,300 and $49,199 for the years ended December 31, 1999 and 1998, respectively.

          E. Inventories consist of finished goods held for resale and are stated at the lower of cost or market with cost being determined by the first-in, first-out (FIFO) method.

          F. Deferred catalog expenses are costs of catalogs mailed to customers which are deferred and amortized over periods ranging from four weeks to six months, the estimated length of time customers utilize catalogs and other mail order mailings from the Company. Catalog expense was $4,163,448 and $3,317,565 for the years ended December 31, 1999 and 1998, respectively.

                                KIDS STUFF, INC.

Business Description and Summary of Significant Accounting Policies (continued)

          During 1999, the Company changed its amortization estimates relating to deferred catalog expenses in order to better reflect expenses relating to catalog sales.

          G. December 31, 1998 prepaid expenses include $77,008 relative to the preferred stock public offering which occurred in 1999 (see Note 11).

          H. Property and equipment are carried at cost and depreciated using the straight-line method over their estimated useful lives ranging from five to forty years. Depreciation expense amounted to $88,391 and $46,457 for the years ended December 31, 1999 and 1998, respectively.

          Maintenance, repairs, and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.

          I. Intangible Assets - During 1997, the Company purchased the net assets and operations of The Natural Baby Company. Management has determined the fair value of the customer list acquired in that acquisition to be $505,000. The excess purchase price over the value allocated to the specifically identifiable assets acquired amounted to $1,148,692 and was recorded as goodwill. The customer list is being amortized using the straight-line method over seven years. Goodwill is being amortized using the straight-line method over twenty years. Accumulated amortization was $174,345 and $135,287, respectively, for the customer list and goodwill as of December 31, 1999.

          During 1999 and 1998, the Company redesigned the Natural Baby Company, the Perfectly Safe and the Kids Club catalogs. Costs of redesigning these catalogs totaling $417,696 were capitalized and are being amortized over 48 months using the straight-line method. Accumulated amortization was $102,566 as of December 31, 1999.

          During 1999, the Company designed the Little Feet catalog. Cost of designing this catalog totaling $39,283 were capitalized and will be amortized over 48 months using the straight-line method commencing in the first quarter of 2000.

          J. The Company developed and maintains a mailing list of customers who have purchased merchandise in the recent past. The cost of developing, maintaining, and updating this list is expensed in the period incurred.

                                KIDS STUFF, INC.

Business Description and Summary of Significant Accounting Policies (continued)

          K. Per Share Amounts - Net income per share is calculated using the weighted average number of shares outstanding during the year for basic earnings per share. Diluted earnings per share are calculated to include the dilutive effect of stock options and warrants. The weighted average number of shares outstanding in computing basic and diluted earnings per share for 1999 and 1998 were 3,512,856. There were no dilutive effects of any other outstanding securities in 1999 or 1998. Cumulative dividends incurred on the Series 1 preferred stock of $227,700 were deducted from 1999 net income in the calculation of earnings per share.

          L. New Authoritative Pronouncements

          In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets or liabilities on the balance sheet and measurement of those instruments at fair value. The Company adopted this new standard during 1999. The effect of adopting SFAS 133 was not material.

          In March 1998, Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use, was issued. The SOP provides guidance on accounting for costs of computer software based on the project stage and other criteria. The Company adopted this new statement in 1999. The effect of adopting SOP 98-1 was not material.

          In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance on applying accepted accounting principles to revenue recognition issues in financial statements. This statement is effective for all fiscal quarters beginning in the second quarter of 2000. The Company is evaluating the effect the adoption may have on the Company's results of operations and financial position.

                                KIDS STUFF, INC.

 Note 1. Agreement with Affiliated Company

                  Duncan Hill, Inc. owns 89% of the outstanding voting capital stock of the Havana Group, Inc. (Havana). In January 1998, the Company contracted with Havana to provide administrative, executive, and accounting services at an annual cost of approximately $206,100 as outlined below and $2.40 per order processed. Havana is also obligated to pay 5% of its 1999 and 1998 pre-tax profits to Kids Stuff in connection with these administrative and fulfillment services. However, Havana had no pre-tax profits for 1999 or 1998. At January 1, 1999, the agreement was modified and extended on a month-to-month basis as Havana began to incur direct costs for its administrative functions. Havana currently pays to the Company accounting, data processing, and administrative charges of $15,000 per year plus shipment and warehouse services on a per order basis. Total costs charged to Havana in 1999 and 1998 amounted to $225,086 and $293,432, respectively. Management believes that this is substantially the same cost that it would incur should it procure these services itself.

                            Accounting and Payroll Services                                  $   34,000
                            Administrative and Human Resource Management                         51,600
                            Data Processing                                                      34,900
                            Office Equipment and Facilities Use                                  32,200
                            Merchandising and Marketing Services                                 38,100
                            Purchasing Services                                                  15,300
                                                                                               --------
                            Total                                                             $ 206,100
                                                                                                =======

   Note 2.        Stockholders' Equity

         A.       Common Stock

                  In connection with a reorganization effective June 30, 1996, the Company issued to its parent, Duncan Hill Co., Ltd. (the Predecessor of Duncan Hill, Inc.), 2,400,000 shares of Common Stock at a value of $.125 per share. Commencing October 1996, the Company sold an aggregate of 1,300,000 shares of Common Stock to eight private investors for the aggregate purchase price of $162,500. These 3,700,000 shares of unregistered securities were issued by the Company at its inception. There were no underwriting discounts and commissions paid in connection with the issuance of any said securities.

                  In June 1997, the Company repurchased 857,144 of the shares sold to five of the eight private investors at a repurchase price of $.125 per share. The Company's repurchase payment was in the form of promissory notes totaling $107,143. These notes were paid off in July 1997 with the proceeds of the public offering.

                                KIDS STUFF, INC.

   Note 2.        Stockholders' Equity (continued)

                  In July 1997, the Company completed an initial public offering (see Note 7) in which 600,000 common shares were issued.

                  In  July  1997,   the  Company   issued  70,000   unregistered
                  restricted shares which represented $245,000 of the $2,066,829 purchase cost of The Natural Baby Company.

         B.       Preferred Stock

                  The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series.

                  During January 1997, the Company issued 5,000,000 shares of Series A Preferred Stock, $.001 par value to Duncan Hill as part of the reorganization. The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

                  The Series A Preferred Stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A Preferred Stock has a liquidation preference of $.001 per share.

                  In March 1999,  the Company  completed a public  offering (see
                  Note 11) in which 460,000 shares of Series 1 Preferred Stock were issued. The holders of the Series 1 Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

                                KIDS STUFF, INC.

   Note 2.        Stockholders' Equity (continued)

                  The Series 1 Preferred Stock is redeemable at the option of the Company at a price of $7.20 per share commencing September 3, 2000. Each share is convertible into two shares of common stock at the option of the holder, commencing September 3, 2000. Each share receives a cumulative annual dividend of $0.495, or 9.0% of the liquidation preference per share, payable in cash or common stock at the option of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series 1 Preferred Stock has a liquidation preference of $5.50 per share. Dividends in arrears on the Series 1 Preferred Stock amount to $.45 per share or $227,700 in aggregate at December 31, 1999.

         C.       Warrants

                  In conjunction with the public offering discussed in Note 7, the Company issued 2,400,000 Class A warrants. Each warrant entitles the holder to purchase one share of common stock at a price of $5.00 for a period of four years commencing one year after the date of the Company's prospectus. The Company may redeem the Warrants at a price of $.05 per Warrant, at any time after they become exercisable, upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock has been at least $14.40 per share for 20 consecutive trading days ending on the fifth day prior to the date on which the notice of redemption is given.

   Note 3.        Line of Credit

                  Kids Stuff, Inc. has a $500,000 line of credit from Bank One which is payable on demand, bearing interest payable monthly at the bank's prime lending rate plus 1%, for an effective rate of 9.25% at December 31, 1999. The line of credit had a balance of $500,000 at December 31, 1999. The line is secured by assets of the Company and expires July 2001. The repayment of the facility is guaranteed by Mr. William L. Miller, the Company's Chief Executive Officer, and Mrs. Jeanne E. Miller, the Company's President. Due to the current nature of the liability, the carrying amount of the line approximates fair value. The line of credit is guaranteed by Havana and Duncan Hill, Inc.

                  At December 31, 1998, the Company had an $800,000 line of credit from United Bank, payable on demand, bearing interest at the bank's prime rate plus 1% for an effective rate of 8.75%. The line of credit had a balance of $762,000 as of December 31, 1998. The United Bank line of credit was paid off during 1999.

                                KIDS STUFF, INC.

   Note 4.        Long-Term Debt

                  Long-term debt consists of the following at December 31:

                                                                                       1999              1998
                                                                                       ----              ----
                   Bank One -  $300,000  term  loan,  secured  by the  Company's
                   accounts  receivable,   inventory,  and  equipment,  and  the
                   personal  residence  of the  President  and CEO,  payable  in monthly install- ments of $6,213,  including interest of 8.7%
                   on the first $250,000 and 5.78% on the remaining
                   balance, maturing July 2004.                                   $    279,383 $         -

                   Bank One - $1,690,000 commercial real estate loan, secured by a first lien on the  Company's  land and real estate,  and an assignment  of key man  life  insurance  on the  lives of the
                   Company's  President  and CEO,  principal  payable in monthly installments of $7,131,  plus interest at a variable interest rate based on the 30 day LIBOR plus 2.75%  (9.2% at  December
                   31, 1999), balloon
                   payment due July 2009.                                            1,125,739           -

                   Stark Development Board Finance  Corporation - $750,000 note, secured  by a  second  lien of the  Company's  land  and real estate,  guaranteed by Duncan Hill, Havana, and the Company's
                   President and CEO, bearing interest at 7.3%,
                   maturing December 2019.                                             750,000           -
                                                                                    ----------   ---------
                                                                                     2,155,122           -
                   Less current portion                                                157,000           -
                                                                                    ----------   ---------
                                                                                   $ 1,998,122 $         -
                                                                                     =========   =========

                  Scheduled principal repayments on long-term debt for each of the next five years are:

                                    Year                                              Amount

                                    2000                                          $    157,000
                                    2001                                               160,900
                                    2002                                               167,500
                                    2003                                               174,700
                                    2004                                               149,200
                                    Thereafter                                       1,345,822


                                KIDS STUFF, INC.

   Note 4.        Long-Term Debt (continued)

                  The Company incurred interest expense of $132,700 and $60,630 for the years ended December 31, 1999 and 1998, respectively.

                  The Stark County Development Board Finance Corporation loan contains various covenants including that the Company will not declare or pay any dividend on any capital stock of the Company without the prior written consent of the lender.

                  The Bank One loan agreements contain covenants regarding certain financial statement amounts, ratios and activities of the Company. At December 31, 1999, the Company was in compliance with all such covenants.

   Note 5.        Lease Commitments

                  Duncan Hill, Inc., the parent company of Kids Stuff, has entered into several operating leases for retail space and equipment. Kids Stuff currently makes the required lease payments and allocates a portion of the cost to the Havana Group under the terms of the agreement discussed in Note 1. Duncan Hill is dependent on Kids Stuff to meet monthly lease obligations. Future minimum lease payments required by Duncan Hill, Inc. under noncancellable operating leases for the years ending December 31 are as follows:

                                    2000                               $  81,307
                                    2001                                  52,866
                                    2002                                  17,604

   Note 6.        Income Tax

                  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes. The Company files its Federal income tax return as part of a consolidated group.

                  Deferred income taxes reflect the effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes. Deferred tax assets (liabilities) consisted of the following at December 31, 1999 and 1998:

                                KIDS STUFF, INC.

   Note 6.        Income Tax (continued)

                                                                                          1999            1998

                        Deferred tax assets:
                            Net operating loss carryforward                           $ 330,974        $ 172,832
                            Inventory obsolescence                                      -                 11,900
                                                                                       --------         --------
                        Total deferred tax assets                                       330,974          184,732
                        Valuation allowance                                             (25,606)         (22,552)
                                                                                       --------         --------
                        Net deferred tax asset                                          305,368          162,180

                        Deferred tax liabilities:
                            Deferred catalog expense                                   (251,745)        (141,109)
                            Amortization                                                (19,015)          (8,200)
                            Depreciation                                                (34,608)         (12,871)
                                                                                       --------         --------
                        Total deferred tax liabilities                                 (305,368)        (162,180)
                                                                                        -------          -------
                        Net deferred income taxes                                     $     -          $      -
                                                                                      =========          =======

                  The Company's ability to recognize deferred tax assets is dependent on generating future regular taxable income. In accordance with the provisions of SFAS 109, management has provided a valuation allowance.

                  The Company's tax loss in 1999 was $344,158. The Company has net operating loss carryforwards of approximately $973,000 as of December 31, 1999 for tax purposes. The loss carryforwards expire in varying amounts through the year 2019.

   Note 7.        Public Offering

                  In July 1997, the Company completed an initial public offering in which 300,000 units were sold for $2,619,890, net of issuance costs of $980,110. Each unit consisted of two common shares and eight redeemable Class A warrants, and sold for $12 per unit. The common stock and warrants are separately transferable.

                  The proceeds of the public offering were used to acquire net assets and operations of The Natural Baby Catalog, to pay accounts payable, to repay indebtedness to bridge lenders, to repay indebtedness to the Company's parent, Duncan Hill, to consolidate the operations of The Natural Baby Catalog, and for general corporate purposes.

                                KIDS STUFF, INC.

   Note 8.        Employment Agreement

                  The Company has entered into separate five-year employment agreements with Mr. William L. Miller and Mrs. Jeanne E. Miller, effective January 1, 1997, pursuant to which Mr. Miller is to serve as Chairman of the Board and Chief Executive Officer of the Company and Mrs. Miller is to serve as its President. The employment agreements provide for an annual base salary of $125,000 for Mr. Miller and $105,000 for Mrs. Miller, subject to annual review for increase by the Company. The employment agreements also provide for the eligibility of these executives to receive annual cash bonuses under the Company's Incentive Compensation Plan.

                  Each of the employment agreements provides a severance compensation to be paid in all instances other than the executive's termination for cause. In the event that the executive becomes disabled or dies, the Company, in the case of W. Miller, is required to pay an amount equal to the product of (x) and (y) where (x) is the sum of the executive's salary and bonus paid in the prior year multiplied by 2.99 and
                  (y) the percentage of the employment agreement's five-year term remaining from the date of death or disability; provided, however, that such severance compensation will not be less than the officer's salary and bonus paid in the year prior to the year in which the officer dies or becomes disabled. The foregoing benefit is provided in the employment agreement of
                  J. Miller, but only in the event of disability. Each executive is also entitled to be paid severance compensation in an amount equal to the sum of the executive's salary and bonus paid in the prior year multiplied by 2.99 in the event that the executive elects to terminate the employment agreement upon the Company's material breach of the employment agreement or upon the Company's reduction of the executive's responsibilities, duties, functions, or dignity of position resulting from a change of control, or otherwise.

                  Each of Mr. Miller and Mrs. Miller were granted under their respective employment agreements an option to purchase 100,000 shares of the Company's Common Stock, which will vest 25% on each of the first four anniversary dates commencing January 1, 1998, regardless of whether the executive is employed on such dates by the Company. The vested options will be immediately exercisable and will expire ten years from the date of the agreement. The exercise price of the options shall be $5.00 per share, subject to downward adjustments in the exercise price if the Company meets certain performance goals.

                                KIDS STUFF, INC.

   Note 8.        Employment Agreement (continued)

                  Mrs. Miller also received the option to purchase 100,000 shares of the Company's unregistered common stock as a signing bonus on October 16, 1998. The exercise price of the options shall be $2.50 per share, and the options will expire 10 years from the date of the grant.

                  During 1999, the Company cancelled the 200,000 options granted to Mrs. Miller as described in the two preceding paragraphs. The Company concurrently issued 200,000 options to Mrs. Miller exercisable at $1.33 per share. The fair value of the options granted to Mrs. Miller was $228,000, as calculated using the Black-Scholes option pricing model assuming no dividends, 123% volatility, an expected life of five years, and a risk-free interest rate of 6.0%

                  Additionally,  the  Company  granted  options  to  two  of its
                  directors  under  a  non-qualified   Stock  Option   Agreement
                  discussed in Note 10.

                  The Company accounts for employee stock options under APB 25 and, accordingly, no compensation cost has been recognized. If the Company had elected to recognize compensation cost consistent with the method prescribed by SFAS 123, the Company's net income would have been reduced by approximately $338,100 or $.09 per share in 1999 and $319,000 or $.09 per share in 1998.

                  The Company computed the fair value of options granted during 1999 using the Black-Scholes option pricing model assuming no dividends, 123% volatility, an expected life of 50% of the ten-year option terms, and a risk-free interest rate of 6.0%. The fair value of options granted during 1999 was $302,100, including the options issued to Mrs. Miller in replacement of cancelled options.

                  The Company computed the fair values of options granted during 1998 using the Black-Scholes option pricing model assuming no dividends, 119% volatility, an expected life of 50% of the ten-year option terms, and a risk-free interest rate of 5.0%. The fair value of options granted during 1998 was $334,000. No options have been exercised as of December 31, 1999.

                                KIDS STUFF, INC.

   Note 9.        Incentive Plans

         A.       Incentive Compensation Plan

                  The Company maintains an Incentive Compensation Plan (the "Plan"). The Plan is designed to motivate employee participants to achieve the Company's annual strategic goals. Eligibility for participation in the Plan is limited to the Chief Executive Officer and the Executive Vice President of the Company, and such other employees of the Company as may be designated by the Board of Directors from time to time. For each fiscal year of the Company, the Board will establish a bonus pool not to exceed 10% of the Company's operating income.

                                KIDS STUFF, INC.

   Note 9.        Incentive Plans (continued)

                  The amount of such pool with respect to any year shall be determined subsequent to the end of that year upon the determination of the Company's operating income for that year. Each participant in the Plan is eligible to receive from the bonus pool an annual award of up to 50% of the participant's base salary. There were no awards in 1998 or 1999.

         B.       Stock Incentive Plan

                  The Company maintains a Stock Incentive Plan (Incentive Plan). Under the Incentive Plan, the Compensation Committee of the Board of Directors may grant stock incentives to key employees and the directors of the Company pursuant to which a total of 400,000 shares of Common Stock may be issued; provided, however, that the maximum amount of Common Stock with respect to which stock incentives may be granted to any person during any calendar year shall be 20,000 shares, except for a grant made to a recipient upon the recipients initial hiring by the Company, in which case the number shall be a maximum of 40,000 shares. These numbers are subject to adjustment in the event of a stock split and similar events. Stock incentive grants may be in the form of options, stock appreciation rights, stock awards or a combination thereof. No stock incentives were granted under the Incentive Plan in 1998 or 1999.

   Note 10.       Non-Qualified Stock Option Agreement

                  During 1998, the Company entered into a non-qualified stock option agreement with Clark D. Swisher and Alfred M. Schmidt, Jr., directors of the Company. Each of Mr. Swisher and Mr. Schmidt were granted the option to purchase 30,000 shares of the Company's common stock, which vest 25% on August 1, 1998 and 25% on each January 1, 1999, January 1, 2000, and January 1, 2001. The vested options will be immediately exercisable and will expire 10 years from the date of the agreement. The exercise price of the options is $2.50 per share of common stock. The pro forma disclosure in Note 8 includes the effect of the 15,000 options vesting in 1999 and 1998.

                                KIDS STUFF, INC.

   Note 11.       Public Offering

                  In March 1999, the Company completed a public offering of securities through Fairchild Financial Group, Inc. in which 460,000 units were sold for $1,950,915, net of issuance costs of $579,085. Each unit consisted of one share of Series 1 Preferred Stock and two Series 1 Preferred Stock Purchase Warrants, and sold for $5.50 per unit. The preferred stock and warrants are separately transferable. Commencing September 3, 2000, each share of Series 1 Preferred Stock is convertible into two shares of Common Stock. Commencing September 3, 2000, each Preferred Warrant entitles the holder to purchase one share of Series 1 Preferred Stock at an exercise price of $6.00 per share until the close of business on March 3, 2002.

                  The proceeds of the public offering are to be used for the purchase of inventory, accounts payable reduction, establishment of a new operations center, web site production and development, leasehold improvements for the "Kids Catalog Outlet" retail store, and general corporate purposes.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper. Article VII, Section 7, of the By-Laws of Kids Stuff provides for indemnification of officers, directors, employees and agents to the extent permitted under the Delaware General Corporation Law.

         The employment agreements with William L. Miller and Jeanne E. Miller each provide for their indemnification to the full extent permitted by law. Kids Stuff's Certificate of Incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the General Corporation Law of the State of Delaware. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. The provision, however, does not affect the availability of seeking equitable relief against a director of Kids Stuff. In addition, the provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role, as an officer or in any other capacity or to his responsibilities under any other law, such as federal securities laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Shown below are estimates of the approximate amount of the fees and expenses we have incurred in connection with this offering.

         Securities and Exchange Commission registration fee
           and miscellaneous expenses....................................................................$ 2,000.00
         Legal and accounting fees........................................................................35,000.00
         Printer's fees and expenses....................................................................   3,000.00
                                                                                                        -----------
                  Total                                                                                 $ 40,000.00
                                                                                                        ===========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following shares of unregistered securities have been issued by the Registrant since its inception. there were no underwriting discounts and commissions paid in connection with the issuance of any of said securities.

         In connection with the reorganization effective June 30, 1996, the Registrant issued to its parent, Duncan Hill , Inc. 2,400,000 shares of Common Stock at a value of $.125 per share, and 5,000,000 shares of Series A Preferred Stock at a value of $.001 per share.

         Commencing October, 1996, Kids Stuff sold an aggregate of 1,300,000 shares of Common Stock to eight private investors for the aggregate purchase price of $162,500. In June, 1997, the Registrant repurchased 857,144 of those shares from five private investors at the same price for which the shares were originally sold to these investors.

         In October, 1996, the Registrant borrowed an aggregate of $200,000 from three private investors. As originally structured, $75,000 of the face amount of the loan was convertible upon its terms into 1,500,000 Class A Warrants. Subsequently, the loan was restructured so that the lenders' would be repaid the entire face amount of loan in lieu of the right to convert $75,000 of the face amount into 1,500,000 Class A Warrants.

         In July 1997, the Registrant completed its acquisition of the assets of The Natural Baby Company, Inc. Included in the consideration paid was 70,000 unregistered shares of the Registrant's Common Stock to The Natural Baby Company, Inc.

         In each of the foregoing cases, Kids Stuff issued the above securities without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. In addition, with respect to the second transaction listed above, i.e., the issuance of 1,300,000 shares of Common Stock, Kids Stuff relied upon Rule 504 promulgated under the Securities Act of 1933. Kids Stuff was not an issuer that was precluded from relying upon Rule 504 under paragraph (a) thereof and, in addition, had satisfied the terms and conditions of Rules 501 and 502(a) by virtue of the fact that it had not offered in excess of $1,000,000 of securities within the 12 months before the start of and during the offering of securities under Rule 504, in reliance on any exemption under Section 3(b), or in violation of Section 5(a) of the Securities Act.

ITEM 27. EXHIBITS.

         3.01         Certificate of Incorporation of the Company (1)
         3.02         Certificate of Amendment of Certificate of Incorporation of the Company(1)
         3.03         By-Laws of the Company(1)
         3.04         Certificate of Designation of Series A Preferred Stock (2)
         3.05         Certificate of Designation of Series 1 Preferred Stock (9)
         4.01         Specimen Certificate for Shares of Common Stock (2)
         4.02         Specimen Certificate for Shares of Series A Preferred Stock (2)
         4.03         Revised Form of Common Stock Purchase Warrant Agreement (5)
         4.04         Revised Specimen Certificate for Common Stock Purchase Warrants (3)
         4.05         Revised Form of Underwriters' Purchase Option - 1997 Offering (5)
         4.06         Form of Representative's Lock-up Letter (2)
         4.07         Form of Representative's Purchase Option Agreement (7)
         4.08         Preferred Stock Agency Agreement (7)
         4.09         Preferred Warrant Agency Agreement (7)
         4.10         Specimen of Preferred Warrant (7)
         4.11         Specimen of Series 1 Preferred Stock (7)
         5.01         Opinion of Lester Morse P.C. (11)
         10.01        Agreement to Acquire the Assets of The Natural Baby Company, Inc., (the
                      "Acquisition Agreement")(1)
         10.02        Addendum to Acquisition Agreement (1)
         10.03        Escrow Agreement under the Acquisition Agreement (1)
         10.04        Form of Consulting Agreement with Jane Martin (1)
         10.05        Asset Purchase Agreement between the Company and its Parent (1)
         10.06        Promissory Note from the Company and its Parent (1)
         10.07        Form of Bridge Loan Agreement (1)
         10.08        Form of Financial Consulting Agreement with Fairchild Financial
                      Group, Inc. (1)
         10.09        Credit Facility with United National Bank and Trust Company (2)
         10.10        Lease for Company's principal offices and telemarketing center (2)
         10.11        Employment Agreement with William L. Miller (2)
         10.12        Revised Employment Agreement with Jeanne E. Miller (7)
         10.13        Incentive Compensation Plan (2)
         10.14        1997 Long-Term Stock Incentive Plan (2)
         10.15        Amendment to Asset Purchase Agreement between the Company
                      and its Parent (2)
         10.16        Form of Amendment to Bridge Loan Agreement (4)
         10.17        Amended Form of Stock Repurchase Agreement and Note (5)
         10.18        Second Addendum to Acquisition Agreement (5)
         10.19        First Addendum to Escrow Agreement (6)

                                      II-3

         10.20        Third Addendum to Acquisition Agreement (6)
         10.21        Agreement with The Havana Group, Inc. (8)
         10.22        Form of new Financial Consulting Agreement with Fairchild Financial
                      Group, Inc. (7)
         10.23        Other Leases (7)
         10.24        Amendment to 1997 Long Term Stock Incentive Plan (10)
         10.25        Agreement with National Financial Communications Corp.
         23.01        Consent of Hausser + Taylor LLP (11)
         23.02        Consent of Lester Morse P.C. (11)
         27.00        Revised Financial Data Schedule (10)

 -----------

(1)      Incorporated by reference to the Registrant's Form SB-2 Registration Statement, file no. 333-
         19423, filed with the Securities and Exchange Commission on January 8, 1997.

(2)      Incorporated by reference to the Registrant's Amendment No. 1 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on March
         14, 1997.

(3)      Incorporated by reference to the Registrant's Amendment No. 2 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April
         2, 1997.

(4)      Incorporated by reference to the Registrant's Amendment No. 3 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April
         14, 1997.

(5)      Incorporated by reference to the Registrant's  Amendment No. 4 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June
         3, 1997.

(6)      Incorporated by reference to the Registrant's  Amendment No. 5 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June
         25, 1997.

(7)      Incorporated by reference to Form SB-2 Registration Statement, File No. 333-61463.

(8)      Incorporated by reference to the Registrant's Form 10-KSB filed for its fiscal year ended
         December 31, 1997.

(9) Incorporated by reference to the Registrant's Form 10-KSB filed for its fiscal year ended December 31, 1998.

(10)     Incorporated by reference to the Registrant's Form 10-KSB for its fiscal year ended
         December 1, 1999

(11)     Filed herewith.

ITEM 28. UNDERTAKINGS.

     (a) RULE 415 OFFERING

     Kids Stuff will:

     1. File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

         (ii)   Reflect   in  the   prospectus   any  facts  or  events   which,
                individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) Include any additional or changed material information on the plan of distribution;

     2. For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Kids Stuff pursuant to the provisions referred to in Item 14 of this Registration Statement or otherwise, Kids Stuff has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Kids Stuff of expenses incurred or paid by a director, officer or controlling person of Kids Stuff in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Kids Stuff will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) RULE 430A

         Kids Stuff will:

         1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by Kids Stuff issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         2. For any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of North Canton, State of Ohio, on this 20th day of April , 2000.

KIDS STUFF, INC.

By: /s/ WILLIAM L. MILLER
------------------------------
William L. Miller, Chairman of the Board
and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

          SIGNATURE                         TITLE                                       DATE
-------------------------------             ---------------------------                 --------------

/s/ WILLIAM L. MILLER                        Chairman of the Board,                     April 20, 2000
--------------------------------             Chief Executive Officer
William L. Miller                            Treasurer, Secretary and
                                             Chief Financial and
                                             Accounting Officer

/s/ JEANNE E. MILLER                         Executive Vice President                   April 20, 2000
---------------------------------            and Director
Jeanne E. Miller

/s/ CLARK D. SWISHER                         Director                                   April 20, 2000
---------------------------------
Clark D. Swisher

/s/Alfred Schmidt
---------------------------                  Director                                   April 20, 2000
Alfred Schmidt

                                  EXHIBIT INDEX

         3.01     Certificate of Incorporation of the Company (1)
         3.02     Certificate of Amendment of Certificate of Incorporation of the Company(1)
         3.03     By-Laws of the Company(1)
         3.04     Certificate of Designation of Series A Preferred Stock (2)
         3.05     Certificate of Designation of Series 1 Preferred Stock (9)
         4.01     Specimen Certificate for Shares of Common Stock (2)
         4.02     Specimen Certificate for Shares of Series A Preferred Stock (2)
         4.03     Revised Form of Common Stock Purchase Warrant Agreement (5)
         4.04     Revised Specimen Certificate for Common Stock Purchase Warrants (3)
         4.05     Revised Form of Underwriters' Purchase Option - 1997 Offering (5)
         4.06     Form of Representative's Lock-up Letter (2)
         4.07     Form of Representative's Purchase Option Agreement (7)
         4.08     Preferred Stock Agency Agreement (7)
         4.09     Preferred Warrant Agency Agreement (7)
         4.10     Specimen of Preferred Warrant (7)
         4.11     Specimen of Series 1 Preferred Stock (7)
         5.01     Opinion of Lester Morse P.C. (11)
         10.01    Agreement to Acquire the Assets of The Natural Baby Company, Inc., (the
                  "Acquisition Agreement")(1)
         10.02    Addendum to Acquisition Agreement (1)
         10.03    Escrow Agreement under the Acquisition Agreement (1)
         10.04    Form of Consulting Agreement with Jane Martin (1)
         10.05    Asset Purchase Agreement between the Company and its Parent (1)
         10.06    Promissory Note from the Company and its Parent (1)
         10.07    Form of Bridge Loan Agreement (1)
         10.08    Form of Financial Consulting Agreement with Fairchild Financial
                  Group, Inc. (1)
         10.09    Credit Facility with United National Bank and Trust Company (2)
         10.10    Lease for Company's principal offices and telemarketing center (2)
         10.11    Employment Agreement with William L. Miller (2)
         10.12    Revised Employment Agreement with Jeanne E. Miller (7)
         10.13    Incentive Compensation Plan (2)
         10.14    1997 Long-Term Stock Incentive Plan (2)
         10.15    Amendment to Asset Purchase Agreement between the Company
                  and its Parent (2)
         10.16    Form of Amendment to Bridge Loan Agreement (4)
         10.17    Amended Form of Stock Repurchase Agreement and Note (5)
         10.18    Second Addendum to Acquisition Agreement (5)
         10.19    First Addendum to Escrow Agreement (6)
         10.20    Third Addendum to Acquisition Agreement (6)
         10.21    Agreement with The Havana Group, Inc. (8)
         10.22    Form of new Financial Consulting Agreement with Fairchild Financial
                  Group, Inc. (7)
         10.23    Other Leases (7)

         10.24    Amendment to 1997 Long Term Stock Incentive Plan (10)
         10.25    Agreement with National Financial Communications Corp.
         23.01    Consent of Hausser + Taylor LLP (11)
         23.02    Consent of Lester Morse P.C. (11)
         27.00    Revised Financial Data Schedule (10)

 -----------

(1)      Incorporated by reference to the Registrant's Form SB-2 Registration Statement, file no. 333-
         19423, filed with the Securities and Exchange Commission on January 8, 1997.
(2)      Incorporated by reference to the Registrant's Amendment No. 1 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on March
         14, 1997.
(3)      Incorporated by reference to the Registrant's Amendment No. 2 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April
         2, 1997.
(4)      Incorporated by reference to the Registrant's Amendment No. 3 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April
         14, 1997.
(5)      Incorporated by reference to the Registrant's  Amendment No. 4 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June
         3, 1997.
(6)      Incorporated by reference to the Registrant's  Amendment No. 5 to Form SB-2 Registration
         Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June
         25, 1997.
(7)      Incorporated by reference to Form SB-2 Registration Statement, File No. 333-61463.
(8)      Incorporated by reference to the Registrant's Form 10-KSB filed for its fiscal year ended
         December 31, 1997.
(9)      Incorporated by reference to the Registrant's Form 10-KSB filed for its fiscal year ended December 31, 1998.
(10)     Incorporated by reference to the Registrant's Form 10-KSB for its fiscal year ended
         December 1, 1999
(11)     Filed herewith.